UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VOXX International Corporation

(Name of Registrant as Specified in Its Charter)

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2351 J Lawson Blvd. Orlando, FL 32824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 17, 2020

Dear Stockholder:

The Annual Meeting of Shareholders of VOXX International Corporation (“Voxx” or the “Company”) will be held on Monday, August 17, 2020, at 10:00 a.m. Eastern Time.  Due to public health concerns arising from the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting of stockholders.  You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VOXX2020, where you will be able to listen to the meeting live, submit questions and vote online. You are cordially invited to attend.

The Annual Meeting will be held for the following purposes:

1.	to elect seven directors to serve until the 2021 Annual Meeting of Shareholders or until their successors are elected and qualified;
2.	to consider and vote upon amendments to the Company’s 2014 Omnibus Equity Incentive Plan;
3.	to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers; and
4.	to consider and ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2021.

In their discretion, the proxies are authorized to vote, as described in the accompanying proxy statement, upon any other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record as of the close of business on June 22, 2020 (the "Record Date") are authorized to receive notice of, and to vote their shares at, the Annual Meeting or any adjournment thereof.

As detailed in the Proxy Statement, you may vote your shares via the Internet, by telephone or by mail. Voting your shares via the Internet is the most cost-effective method. If your shares are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We encourage you to vote your shares promptly using one of the methods discussed above.

By order of the Board of Directors,

/s/ Janine Russo

JANINE RUSSO

Corporate Secretary

Hauppauge, New York

June 29, 2020

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 17, 2020. THE PROXY STATEMENT AND THE FORM 10-K OF THE COMPANY ARE AVAILABLE AT http://www.proxyvote.com.

PLEASE VOTE YOUR SHARES PROMPTLY

VOXX INTERNATIONAL CORPORATION

2351 J LAWSON BLVD.

ORLANDO, FL 32824

800-645-7750

ANNUAL MEETING OF SHAREHOLDERS

MONDAY, AUGUST 17, 2020

PROXY STATEMENT

This Proxy Statement contains information about the Annual Meeting of Shareholders of VOXX International Corporation (“Voxx” or the “Company”). The accompanying proxy is solicited by the Board of Directors of the Company (the "Board") on behalf of the Company, which is paying the full costs of the solicitation.

2020 Annual Meeting

The Annual Meeting of Shareholders of VOXX International Corporation (the "Annual Meeting") will be held at 10:00 a.m. Eastern Time on August 17, 2020.  Due to public health concerns arising from the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting of stockholders.

You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VOXX2020, where you will be able to listen to the meeting live, submit questions and vote online.

At the Annual Meeting, you will be asked:

1.

to elect the seven nominees as directors of the Company's Board of Directors, each to hold office until the next annual meeting of shareholders or until respective successors are duly elected and qualified;

2.	to consider and approve amendments to the Company’s 2014 Omnibus Equity Incentive Plan;
3.	to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers; and
4.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2021.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Internet Availability of Proxy Materials

Proxy materials are being furnished by the Company to shareholders via the Internet on or about June 29, 2020, rather than by mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. This Proxy Statement and the Company’s 2020 Annual Report on Form 10-K are available at www.proxyvote.com. Internet distribution of proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would like to receive proxy materials for the Annual Meeting or for future shareholder meetings, you may request printed copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	By Internet: go to www.proxyvote.com and follow the instructions; or
•

By e-mail: send an email message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12 digit control number located in your Notice of Internet Availability of Proxy Materials in the subject line.

Solicitation and Voting of Proxies

Only shareholders of record at the close of business on June 22, 2020 (the “Record Date”) will be entitled to notice of, and TO vote at, the Annual Meeting or any adjournment thereof. At the close of business on the Record Date, there were 21,662,453 outstanding shares of our Class A Common Stock, par value $.01 per share, and 2,260,954 outstanding shares of our Class B Common Stock, par value $.01 per share. At the Annual Meeting, each share of Class A Common Stock is entitled to one (1) vote (whether by proxy or pursuant to a shareholders’ consent) and each share of Class B Common Stock is entitled to ten (10) votes (whether by proxy or pursuant to a shareholders’ consent).  Class A directors are elected by the affirmative vote of a plurality of the votes of the Class A shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of the Class A directors. The Class A and B directors are elected by the affirmative vote of a plurality of the votes of the Class A and Class B shareholders cumulatively present or represented by proxy at the Annual Meeting and entitled to vote on the election of the Class A and B directors.

The affirmative vote of a majority of the shares of Class A and Class  B Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendments to the Company’s 2014 Omnibus Equity Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum but will have no effect on the outcome of the vote.

The affirmative vote of a majority of the shares of Class A and Class B Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the non-binding advisory vote on compensation paid to certain executive officers.

The ratification of the appointment of the independent registered public accounting firm must be approved by holders of a majority of the shares of Class A and Class  B Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.

Mr. John J. Shalam, our Chairman of the Board, controls in excess of 50% of the combined Class A and B votes and he intends to vote his shares to approve all of the matters to be voted upon at the meeting that are described in this Proxy Statement.

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their name shares of common stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

Quorum Requirement and Votes Required

The presence by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. If your shares of Class A Common Stock are held by a broker, bank or other nominee, you will receive instruction from them on how to vote your shares. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. The Annual Meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present. If a quorum is not present, the Chairman of the meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

If you hold shares of Class A Common Stock in your own name, you may give instructions on how your shares are to be voted by following the telephone or internet voting procedures described on the proxy card, or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope.

A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly submitted and unrevoked proxy, the shares represented by the proxy will be voted on that particular matter as follows:

•	FOR the election of each director nominee set forth below under the caption "Nominees";

•	FOR approval of the amendments to the Company's 2014 Omnibus Equity Incentive Plan;

•	FOR the approval, by a non-binding advisory vote, of the compensation paid by the Company to certain executive officers; and

•	FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2021.

Board Recommendation

The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card and described in this Proxy Statement.

Voting Your Shares

The Board of Directors is soliciting proxies from our shareholders. By completing and returning the accompanying proxy, you will be authorizing Patrick M. Lavelle, the Company's President and Chief Executive Officer and a member of its Board of Directors, and Charles M. Stoehr, the Company's Chief Financial Officer and a member of its Board of Directors, to vote your shares. If your proxy is properly signed and dated and not revoked, it will be voted as you direct. You may also vote your shares by mail, telephone or by the Internet as described on your proxy card. Even if you have voted by proxy, you may still vote live online at the meeting if you attend the meeting via the internet.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Changing Your Vote by Revoking Your Proxy

Your proxy may be revoked at any time before it is voted at the Annual Meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy or by attending and voting at the Annual Meeting. Simply attending the Annual Meeting via the internet, however, will not revoke your proxy; you must still vote online at the Annual Meeting.

 Shareholder Proposals and Director Nominations at Future Meetings

Proposals intended to be presented by shareholders at the Company’s 2021 annual meeting must be received by the Corporate Secretary of the Company at its New York offices no later than March 1, 2021, which is 120 calendar days prior to the anniversary of this year’s mailing date. The proposals must comply with all applicable statutes and regulations.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently comprised of Peter A. Lesser, Denise Waund Gibson, John Adamovich, Jr., John J. Shalam, Patrick M. Lavelle, Charles M. Stoehr and Ari M. Shalam, all with terms ending at the 2020 Annual Meeting of Shareholders. Under the Company’s restated bylaws, all directors are elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors are elected and shall qualify. The Board has nominated seven directors to be elected at the Annual Meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his/her earlier death, resignation or removal.

The ages, principal occupations, other directorships held (including all directorships held within the past five years), specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director, and other information as of June 26, 2020, with respect to each nominee are shown below. Diversity is one of the factors that the Board considers in identifying nominees for director. This means that the Board seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, knowledge and abilities that will allow the Board to fulfill its responsibilities. In selecting director nominees, the Board of Directors considers all aspects of a potential nominee’s background, including leadership skills, integrity, educational background, business and professional experience, business acumen, diversity of viewpoints, and other qualities. The Board’s goal is to identify individuals who will enhance and add valuable perspective to the Board and who will help us capitalize on business opportunities in a challenging and highly competitive market. The Board of Directors has not adopted a formal diversity policy with regard to the selection of director nominees.

DIRECTOR NOMINEES TO BE ELECTED BY CLASS A STOCKHOLDERS

Peter A. Lesser, 85, was elected to the Board of Directors in 2003. Mr. Lesser was the President of X-10 (USA) Inc., a manufacturer and wholesaler of electronic home control and security systems from 1984 through 2009. Mr. Lesser was also a founder and shareholder of, and served as a director of, X-10 Limited, the Hong Kong based parent company of X-10 (USA) Inc. X-10 Limited was a Bermuda corporation with its headquarters in Hong Kong and had a manufacturing facility in China from 1987 to 2011. Mr. Lesser was a Member of the Executive Board of the Consumer Technology Association (“CTA”) from 1999 to 2010, and was its Industry Executive Advisor from 2005 to 2010. From 1997 through 1999, Mr. Lesser served as the President of the (electronic) Security Industry Association (“SIA”). Mr. Lesser’s qualifications to serve on the Board include his demonstrated leadership and knowledge of marketing, operational and strategic issues facing the consumer electronics business gained through his experience as a chief executive officer and director of a leading electronic home control and security system business. In addition, Mr. Lesser’s years of service on the boards of the CTA and SIA provide the Board with diverse and valuable expertise.

Denise Waund Gibson, 60, was elected to the Board of Directors in 2015. Ms. Gibson is a seasoned senior executive and board member with over 30 years of experience in consumer electronics design and manufacturing, logistics and supply chain, distribution and retail services. Ms. Gibson currently serves as the co-founder and Chair of Ice Mobility, launched in 2014, a national provider and distributor of wireless products and supply chain logistics solutions. Prior thereto, Ms. Gibson served as the founder and former President/CEO of Brightstar US and as a director of Brightstar Corp. from 2001 to 2011. Brightstar is a leading services provider to the global wireless industry. Prior to joining Brightstar, Ms. Gibson spent 17 years at Motorola. Ms. Gibson serves as an independent director on the board of Orica Limited, where she also chairs the Innovation and Technology Committee and serves on the Human Resources and Compensation Committee; ORBCOMM, where she serves on the Audit and Compensation Committees; and Aerial Technologies. She also chairs the Foundation, serves on the Board of Industry Leaders, serves on the Audit Committee, and has also served as a member of the executive board and as Chairman of the Audit Committee of the Consumer Technology Association, and was former Vice Chair of CTIA’s Wireless Foundation. Ms. Gibson’s qualifications to serve on the Board include her demonstrated leadership ability, her knowledge of marketing, supply chain logistics, corporate finance and the operational and strategic issues facing the consumer electronics business. Additionally, her current and prior board service at CTA, CTIA and Brightstar gives her invaluable insight to the issues the Company’s Board may consider.

John Adamovich, Jr., 67, was elected to the Board of Directors on November 1, 2016. Mr. Adamovich has over forty years of financial and management experience, and a wealth of expertise in corporate finance, corporate governance, mergers and acquisitions, and SEC and risk management compliance. Most recently, Mr. Adamovich served as Chief Financial Officer of Aeroflex Holding Corp., a NYSE-listed aerospace and test and measurement company focused on wireless communications, or its predecessor, for almost ten years. He was responsible for all financial functions, including corporate reporting, financial planning, accounting, tax, treasury, insurance, internal audit, IT, and risk management. Prior to Aeroflex, Mr. Adamovich served as Executive Vice President and Chief Financial Officer of Rainbow Media Enterprises, a subsidiary of Cablevision Systems Corporation, where he oversaw finance functions for the Company’s direct broadcast satellite business, three national cable television networks and a regional movie chain. Previously thereto, he served as Group Vice President and Chief Financial Officer and Treasurer of NYSE listed Pall Corporation, a leading manufacturer of filtration, separation and purification solutions. Earlier in his career, Mr. Adamovich held a number of roles over a more than 20-year period with KPMG, ultimately as an SEC Reviewing Partner and Professional Practice Partner. Mr. Adamovich’s qualifications to serve on the Board include his vast knowledge of and experience with corporate reporting, mergers and acquisitions, financial planning, accounting, and tax throughout his career as both a corporate executive/CFO and an SEC Reviewing Partner and Professional Practice Partner at KPMG.

DIRECTOR NOMINEES TO BE ELECTED BY CLASS A AND CLASS  B STOCKHOLDERS

John J. Shalam, 86, was elected Chairman of the Board of the Company on May 1, 2005. He has served as President, Chief Executive Officer and as a Director of Voxx or its predecessor from 1960 through May of 2005. Since then, he has served as Chairman of the Board of Directors. Mr. Shalam is on the Board of Industry Leaders of the Consumer Technology Association (“CTA”). Mr. Shalam’s qualifications to serve on the Board include his knowledge of, and decades of leadership experience in, the consumer electronics industry, as well as his in-depth knowledge of the Company and its history gained through his years of service to the Company, formerly leading the Company as its President, Chief Executive Officer, and a Director from 1960 through 2005. Mr. Shalam is also uniquely qualified to provide the Board with the benefits of the leadership skills and strategic expertise he has gained through his many years of service on various boards, including the JPMorgan Chase Regulatory Advisory Board and various boards of the CTA, including its Executive Board.

Patrick M. Lavelle, 68, was elected President and Chief Executive Officer of the Company on May 1, 2005. He had previously been Vice President of the Company since 1980, and was appointed Senior Vice President in 1991. In 1998, Mr. Lavelle was appointed President of VOXX Electronics Corp., the Company’s Mobile and Consumer Electronics Division. He was elected to the Board of Directors in 1993 and serves as a Director of most of Voxx’s operating subsidiaries. Mr. Lavelle is a past Chairman of the Consumer Technology Association’s Board of Directors. He is currently a member of the CTA’s Executive Board and Chair of its Compensation Committee. Mr. Lavelle is also a member of the Board of Trustees and Chairman of the Advancement Committee of Marist College, located in Poughkeepsie, New York. Mr. Lavelle’s qualifications to serve on the Board include his expertise in marketing, sales, finance and strategy in the consumer electronics industry gained through his experience as an executive of the Company for over 30 years. In addition, through his years of service on the Board of the Company and other boards, such as the CTA and Marist College, Mr. Lavelle is able to provide diverse and valuable financial and operational expertise to the Board.

Charles M. Stoehr, 74, has been the Company's Chief Financial Officer since 1979 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of the Company since 1987 and also serves as a Director of most of the Company’s operating subsidiaries. Mr. Stoehr’s qualifications to serve on the Board include his extensive financial, executive leadership and organizational experience, including over six years of experience in the commercial banking industry and 31 years of experience as Chief Financial Officer of the Company. His insight into the Company’s financial performance and the banking and consumer electronics businesses are critical to Board discussions.

Ari M. Shalam, 50, has over 20 years of experience in the real estate investment business in sourcing, finance, acquisition, development and management of commercial, retail, industrial and residential properties and has been a Director of Voxx since July 2011. Presently, Mr. Shalam is Managing Partner of RWN Real Estate Partners LLC, a NYC based real estate private equity investment platform. From September 2009 to April 2011, Mr. Shalam was the President and CEO of Enterprise Asset Management, Inc. From December 2003 to September 2009, Mr. Shalam was a senior partner and director of Taconic Investment Partners, a fully integrated real estate investment and development company. From April 2001 to December 2003, Mr. Shalam was director of acquisitions for the Kaufman Organization. From 1992-1996 and 1998-2000, Mr. Shalam was employed by the Company, most recently as VP for Strategic Planning. Mr. Shalam is a former trustee of the Trinity School in New York City, is a member of the Advisory Board of the Institute of Urban Research at the University of Pennsylvania where he is a frequent guest lecturer at the Wharton School, and is currently a member of the board of directors of Good+ Foundation, a not-for-profit entity. Mr. Shalam received his BS-Economics from the Wharton School of the University of Pennsylvania and his MBA from the Harvard Business School. Mr. Shalam’s qualifications to serve on the Board include his extensive leadership experience and knowledge of real estate, corporate finance and investment strategy gained throughout his real estate investment career.

MANAGEMENT RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct

The Company operates in accordance with a plan of corporate governance that is designed to define responsibilities, set high standards of professionalism and personal conduct, and assure compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance and modifies its corporate governance plan accordingly.

It is the policy of the Company that it maintain a standard Code of Business Conduct, Ethics and a Whistleblower or Complaint Procedure that clearly define the organization’s expectations of its employees regarding ethical and honest business conduct. The aforementioned Code of Business Conduct and Whistleblower policy aids management in preventing and identifying possible fraudulent acts within the Company. The Company’s Code of Business Conduct and Ethics for Officers and Directors (the “Code of Ethics”) prohibits our directors, named executive officers (collectively, the “Named Executive Officers" each, a “Named Executive Officer"), other officers, and key accounting and finance personnel from buying or selling our common stock for at least three business days after material nonpublic information is released to the public and fifteen days prior to the end of each fiscal quarter through three business days after the Company’s quarterly and annual earnings releases. The Company communicates its Code of Business Conduct and Ethics to all of its employees and posts it on its corporate website. The Company does not have a formal written compensation recovery policy. However, it reserves the right to create such a policy in the future.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently separate. Mr. Shalam serves as the Company’s Chairman and Mr. Lavelle serves as the Company’s Chief Executive Officer. The Board believes that this structure is the most appropriate structure at this time. Mr. Shalam is not an independent director and is the former President and Chief Executive Officer of the Company. The directors of the Board believe that Mr. Shalam’s in-depth knowledge of, and former management responsibility for, the Company’s business make him the best qualified director to serve as our Chairman.

Board’s Role in Risk Oversight

Our Board of Directors is responsible for consideration and oversight of risks facing the Company. In order to ensure that material risks are identified and managed appropriately, the Board and its committees regularly review material financial and other risks with management. The Audit Committee discusses major areas of financial risks with our independent registered accounting firm. In addition, the Company’s risk oversight process involves the Board receiving information from management on a variety of matters, including operations, finance, regulatory, and strategic, as well as information regarding any material risks associated with each. The full Board, or the appropriate Board committee, receives this information through updates from management which enable it to understand and monitor the Company’s risk management practices.

Board of Directors

The Board of Directors currently has four standing committees (the Audit Committee, Compensation Committee, Affiliate Transaction Committee, and the Nominating and Governance Committee), and may also, in accordance with the Company’s By-laws, appoint other committees from time to time.  The members and functions of these committees are described below.  The Board of Directors has adopted written charters for the Audit Committee, Compensation Committee, and the Affiliate Transaction Committee, current versions of which are available in print to any shareholder who submits a request in writing to the Company’s Corporate Secretary at its New York offices located at 180 Marcus Blvd., Hauppauge, NY 11788.

The Board of Directors held nine (9) meetings and acted by consent once during the fiscal year ended February 29, 2020. Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, and all committee meetings of each committee on which he or she is a member, as well as the Company's annual meetings of shareholders. All board members attended last year’s annual meeting of shareholders. Each director attended 75% or more of the aggregate number of Board and related committee meetings held during the fiscal year ended February 28, 2020.

Audit Committee

The Audit Committee, which held five (5) meetings and acted by consent once during the fiscal year ended February 29, 2020, currently consists of three members, namely, John Adamovich, Jr., Chairman, Peter A. Lesser and Denise Waund Gibson, all of whom qualify as “independent directors” and as Audit Committee Members under the Nasdaq Stock Market ("Nasdaq") corporate governance rules. All members of the Audit Committee possess the required level of financial literacy and the Board has determined that at least one member, Mr. Adamovich, meets the current standard of “audit committee financial expert”, as defined in Item 407 of Regulation S-K.

The Audit Committee operates pursuant to the VOXX International Corporation Audit Committee Charter. The Company’s independent auditors report directly to the Audit Committee. The Audit Committee, consistent with SEC rules, meets with management and the Company's independent external auditors prior to the filing of officer certifications with the SEC for the purpose of receiving information concerning, among other things, any significant deficiencies in the design or operation of the Company's internal controls.

Compensation Committee

The Compensation Committee, which held seven (7) meetings and acted by consent once during the fiscal year ended February 29, 2020, currently consists of three members, namely, Messrs. Lesser, Chairman, and Adamovich, and Ms. Gibson, each of whom qualify as “independent directors” under the Nasdaq corporate governance rules and as “outside directors” under the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence to the Company’s executive compensation policies and practices; overseeing and administering the Company’s stock option plan and restricted stock plan; and approving equity awards and non-equity awards for all employees. The Committee’s responsibilities are further defined in the Committee’s Charter.

Affiliate Transaction Committee

The Affiliate Transaction Committee, which held one (1) meeting and did not act by consent during the fiscal year ended February 29, 2020, currently consists of three members, namely, Ms. Gibson, Chairwoman, and Messrs. Lesser and Adamovich.

The Affiliate Transaction Committee has the authority to negotiate, review and approve of any transaction involving consideration of more than $1 million between the Company and any director, officer, or controlling shareholder of the Company.

Nominating and Governance Committee

The Nominating and Governance Committee was formed on April 10, 2019, and consists of Ari Shalam, as well as three outside directors, including Ms. Gibson, Chairwoman, and Messrs. Lesser and Adamovich. The committee did not meet during the fiscal year ended February 29, 2020.

The Nominating and Governance Committee has been established to coordinate and engender more effective communication among members of the Board, manage expectations at meetings of the Board and its committees, and provide oversight of the Company’s governance process.

Stock Ownership Guidelines

The Company does not currently have equity ownership targets for its Named Executive Officers or other executives, except for the equity ownership target set forth in Mr. Lavelle’s employment agreement (see discussion of Mr. Lavelle’s employment agreement on page 29 of this Proxy Statement).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of three independent directors, Peter A. Lesser, Denise Waund Gibson and John Adamovich, Jr.

Communications with Directors

Shareholders who wish to communicate with our directors to report complaints or concerns may do so by writing to them at the Company’s New York office location c/o Corporate Secretary, VOXX International Corporation, 180 Marcus Blvd., Hauppauge, NY 11788, or by sending an email to secretary@voxxintl.com. Any such communication should contain the security holder’s name, number of shares owned, length of time held, evidence of ownership, current address and an indication of the particular director or committee to which the security holder would like to have the written communication sent, if any. Such comments or questions will be referred to members of the Audit Committee. All other questions or comments will be referred to the appropriate director.

Compensation of Directors

During the fiscal year ended February 29, 2020, our non-management directors received an annual retainer of $50,000, plus $1,000 for each Board, Compensation Committee, Audit Committee, Nominating and Governance Committee, and Affiliate Transaction Committee meeting attended, whether by phone or in person. Chairs of each of the Audit, Compensation and Affiliate Transaction Committee also receive an additional $10,000 per year. Currently, due to the impact of COVID-19, the fees paid to our non-management directors have been reduced by twenty percent (20%), and thus our non-management directors receive an annual retainer of $40,000, plus $800 for each Board, Compensation Committee, Audit Committee, Nominating and Governance Committee, and Affiliate Transaction Committee meeting attended, whether by phone or in person. Chairs of each of the Audit, Compensation, and Nominating and Governance Committees will receive an additional $8,000 per year. The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company’s non-management directors during the fiscal year ended February 29, 2020.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Peter A. Lesser	$81,000	$11,788	$92,788
Denise Waund Gibson	$82,000	$10,538	$92,538
John Adamovich, Jr.	$82,000	$9,286	$91,286
Ari M. Shalam	$58,000	$1,084	$59,084

Note: The columns which present "Stock Awards", "Option Awards", "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted, as there is no information to report in these columns for fiscal year ended February 29, 2020.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE COMPANY'S 2014 OMNIBUS EQUITY INCENTIVE PLAN

General

On January 16, 2014, the Company’s Board of Directors adopted the Voxx International Corporation 2014 Omnibus Equity Incentive Plan (the “Plan”). The Company's stockholders approved the Plan at a duly convened annual meeting of shareholders on July 24, 2014. On June 11, 2020, upon the recommendation of the Compensation Committee, the Company’s Board of Directors approved, subject to stockholder approval, an amendment to the Plan to (i) increase the maximum number of shares of the Company's Class A Common Stock cumulatively available for issuance under the Plan by an additional 750,000 shares, for a total of 1,750,000 shares; and (ii)  increase the maximum number of shares available for issuance to any single participant under the Plan each calendar year by an additional 50,000 shares, for a total of 100,000 shares per calendar year.

The shares available for grant, if the amendment to the Plan is approved, would enable the Company to continue to grant equity incentives, which is vital to the Company’s ability to fully engage, attract and retain the highly skilled individuals needed to support the Company's needs in the competitive labor markets in which the Company operates.  The approval of the amendment to the Plan is instrumental to the Company’s future success.

The purpose of the Plan is to promote the Company’s long-term growth and profitability by providing individuals with incentives to improve stockholder value and contribute to the Company’s growth and financial success, and enable the Company to attract, retain and reward the best available individuals for positions of substantial responsibility. The Company will consider awards pursuant to the Plan at levels determined appropriate by the Compensation Committee in light of the Company's overall compensation philosophy and the competitive conditions of the marketplace.

Proposed Amendments to the Plan

Under the Plan, each calendar year a maximum of 250,000 shares of Class A Common Stock are available in the aggregate for grants of Restricted Stock Unit Awards, and no more than 50,000 shares may be granted as an Award to any one participant. Currently, an aggregate of 301,104 shares of Class A Common Stock are available for issuance under the Plan.

On June 11, 2020, upon the recommendation of the Compensation Committee, and subject to stockholder approval, the Company’s Board of Directors adopted an amendment to the Plan to (i) increase the maximum number of shares of the Company's Class A Common Stock cumulatively available for issuance under the Plan by an additional 750,000 shares, for a total of 1,750,000 shares; and (ii) increase the maximum number of shares available for issuance to any single participant under the Plan each calendar year by an additional 50,000 shares, for a total of 100,000 shares per calendar year (the “Amended Plan”). Set forth below is the text from Sections 4.1(a) and 4.1(b) of the Plan, which contain the amendments to the Plan being proposed at the Annual Meeting.  The proposed revisions to the Plan are underlined and italicized. The amendments are qualified in their entirety by reference to such text.

The text of Sections 4.1(a) and 4.1(b) of the Plan shall be amended to read as follows:

“4.1Number of Shares.

(a)Maximum Number. Subject to adjustment as provided in Article 4.5, the maximum number of Shares cumulatively available for issuance under this Plan pursuant to the grant of an Award of Restricted Stock Units will not exceed One Million Seven Hundred Fifty Thousand (1,750,000) Shares plus (i) Shares settled hereunder in cash; and (ii) Shares withheld pursuant to Article 7.

(b)Limits on Awards.  In calculating the number of Shares available for issuance under this Plan, each year, no more than Two Hundred and Fifty (250,000) Shares will be available in the aggregate for grant of Awards under this Plan and no more than One Hundred Thousand (100,000)

Shares will be available as an Award to any Participant.  Shares issued under this Plan may be (i) authorized but unissued Shares, treasury Shares, (ii) reacquired Shares (including Shares purchased in the open market), or (iii) any combination thereof, as the Committee may from time to time determine in its sole discretion.”

Description of the Plan

The material terms of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached to this Proxy Statement as EXHIBIT A. Shareholders are urged to read the full text of the Plan in its entirety. All capitalized terms used, but not otherwise defined in this summary, are assigned such meaning as defined in the Plan.

Types of Awards

The Plan provides for the grant of Restricted Stock Units with an initial value equal to the Fair Market Value of the Class A Common Stock of the Company as of the day an Award is granted. Restricted Stock Unit Awards under the Plan are discretionary and are not subject to set benefits or amounts. Each grant of Restricted Stock Units will be evidenced by an Award Agreement that specifies the amount granted as Floor Awards and the amount granted as Performance Awards.

Floor Awards are based on a Participant’s compensation. Performance Awards are based on a Participant’s success in achieving certain targeted levels of financial performance. The targeted financial performance is related to one or more of the following business criteria: (a) return on assets; (b) earnings before interest, taxes, depreciation and amortization ("EBITDA"); (c) net income; (d) total shareholder return; (e) return on equity; (f) affiliate or division operating income; (g) pre- or after-tax income; (h) cash flow; (i) cash flow per share; (j) earnings per share (basic or fully-diluted); (k) return on invested capital; (1) economic value added (or an equivalent metric); (m) share price performance; and/or (n) actual performance relative to budgeted performance. The Performance Goals may differ from Participant to Participant and from Award to Award. Performance Awards are treated as earned only to the extent the target goals are met and the Participant is employed or retained on the last day of the predetermined period set for performance.

If an Award terminates without all of the shares covered by such Award having been issued in full or if Restricted Stock Units are settled in cash, termination or settlement will not reduce (or otherwise offset) the number of shares of Class A Common Stock that may be available for issuance under the Plan. If any shares issued pursuant to an Award are forfeited back or repurchased by the Company because of a failure to meet a contingency or condition required to vest such shares, then the shares forfeited or repurchased will revert to, and again become available for issuance under, the Amended Plan.

Eligibility

Any individual who is employed by, provides services to, or serves as a director of the Company or its affiliates, may be designated by the Compensation Committee as an eligible Participant of the Amended Plan.

Administration

The Compensation Committee administers the Amended Plan. Subject to the terms of the Amended Plan, the Compensation Committee determines the Participants, amount, frequency, and types of Awards to be granted, and the terms and conditions of the Awards.

Restricted Stock Units

Restricted Stock Units are awarded to Participants subject to the terms and provisions of the Amended Plan and individual Award Agreements. The Award Agreements specify the Floor Awards, the restrictions to which Floor Awards are subject, and the amount of Restricted Stock Units being awarded. For Performance Awards, the Award Agreements will specify the restrictions to which the Performance Awards are subject, the amount of Restricted Stock Units subject to the Awards, and the applicable performance period, goals and weight accorded each goal. Performance

Awards will be treated as earned only to the extent the related Performance Goals are met and the Participant is employed or retained on the last day of the predetermined Performance Period.

Change in Control

Under the Amended Plan, the earning and/or vesting of an Award will be accelerated upon or after a Change in Control, unless the successor to the Company or any person or persons acquiring control of the Company agrees to be bound by the terms of the Amended Plan and all outstanding Award Agreements, and agrees to assume and perform all the obligations of the Company. The Amended Plan defines a “Change in Control” in Article 6 thereof.

Plan Amendments and Termination

The Board has the authority to supplement, amend, alter or discontinue the Amended Plan, provided that no supplement, amendment, alteration or discontinuance may impair the rights of a Participant under an Award without the Participant's consent other than those made to (a) avoid a material charge or expense to the Company or an Affiliate, (b) cause the Amended Plan to comply with applicable law, or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. The Amended Plan provides that approval of the Company's shareholders is not required (i) to the extent such approval is not required by applicable law or the terms of a written agreement, and (ii) so long as any such amendment or alteration does not increase the maximum number of Restricted Stock Units that the Committee may award to an individual Participant under the Amended Plan. In addition, the Compensation Committee has the authority to supplement, amend, alter or discontinue the terms of any Award, prospectively or retroactively, on the same conditions, limitations, and exceptions, that apply to the Board, and subject to any further conditions, limitations, and exceptions the Board may impose.

Certain U.S. Federal Income Tax Consequences

The following discussion is based on the Code and applicable regulations thereunder in effect on the date hereof.  Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion.  In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion. The information set forth herein is a summary only and does not purport to be complete.

Limitations on Company Deductions Under Section 162(m) of the Code

At the time of the adoption of the Plan, Section 162(m) of the Code permitted a company to deduct certain payments of compensation made to “covered employees” to the extent that such compensation did not exceed $1 million in a taxable year. If certain requirements were met, Section 162(m) exempted qualifying "performance-based compensation" from this $1 million limitation. The Company structured the Plan with the intent that both the Plan and the Awards issued thereunder qualify for the "performance-based compensation" exception under Section 162(m), and the Compensation Committee establishes specific targets under the Performance Goals applicable to the Awards, and follows procedures it deems necessary or appropriate, for the purpose of qualifying Awards to Participants as "performance-based compensation".

However, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act (“TCJA”) eliminated the exception from the $1 million annual limit for qualified performance-based compensation, other than with respect to certain compensation “grandfathered” under the TCJA if paid pursuant to a written binding contract which was in effect on November  2, 2017, and not materially modified on or after that date. While the Plan was structured, and is administered, to qualify Awards issued thereunder as "performance-based compensation", an exemption will no longer be available for future tax years for any compensation not “grandfathered” under the TCJA.

Parachute Payments Under Sections 280G and 4999 of the Code

Under certain circumstances, payments of compensation  in connection with a “change in control” of the Company (including the value of the acceleration of Restricted Stock Unit Awards under the Amended Plan) could be deemed to be “excess parachute payments” for purposes of Sections 280G and 4999 of the Code.  To the extent that payments are so considered, the Company will be denied a deduction for the amount of the “excess parachute payment” and recipients subject to a nondeductible 20% excise tax upon such amounts.

Restricted Stock Unit Awards and Section 409A of the Code

Generally, the recipient of Restricted Stock Unit Awards structured to conform to the requirements of Section 409A of the Code (or an exception to Section 409A of the Code) will create recognizable ordinary income for the recipient at the time delivered in an amount equal to the excess, if any, of the fair market value of the shares of Series A Common Stock received over any amount paid by the recipient in exchange for the shares. To conform to the requirements of Section 409A of the Code, shares of Series A Common Stock subject to Restricted Stock Unit Awards may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability, or a change in control. If delivery occurs on another date, then unless the Restricted Stock Unit Awards otherwise comply with, or qualify for an exception to, the requirements of Section 409A of the Code, the recipient will owe an additional 20% federal tax (and interest on any taxes owed) in addition to the tax treatment described above.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from Restricted Stock Unit Awards will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code discussed above, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the Restricted Stock Unit Awards.

Awards Under the Amended Plan and Shares of Class A Common Stock Available for Award

The aggregate number of shares of Class A Common Stock that may be issued pursuant to awards of Restricted Stock Units under the Amended Plan may not exceed 1,750,000. To date, the Company has reserved an aggregate of 1,750,000 shares of common stock for issuance under the Amended Plan. As of June 22, 2020, the closing price of the Company's Class A Common Stock on the Nasdaq was $5.88 per share, and a total of 21,662,453 shares were outstanding.

During the fiscal year ended February 29, 2020, the Company awarded a total of 49,516 Restricted Stock Units under the Plan to the Company’s five Named Executive Officers and directors and awarded a total of 21,837 Restricted Stock Units to four other officers under the Plan. As of June 22, 2020, a total of 781,286 Restricted Stock Unit Awards have been granted by the Company under the Plan, a total of 10,090 Restricted Stock Unit Awards have been forfeited under the Plan, and a total of 72,300 Restricted Stock Unit Awards have been paid under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2014 OMNIBUS EQUITY INCENTIVE PLAN

PROPOSAL 3

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(“SAY-ON-PAY” VOTE)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires U.S. public corporations to hold an advisory (non-binding) vote on executive compensation. The Board of Directors is committed to excellence in governance and is aware that investors and the public have a significant interest in executive compensation.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve its corporate objectives and to increase long-term shareholder value. The Company's compensation policies and practices are centered on a pay-for-performance philosophy and are aligned with the long-term interests of its shareholders. Please refer to the “Compensation Discussion and Analysis” Section beginning on page 24 for additional information on the Company's executive compensation programs.

The Company is hereby giving its shareholders the opportunity to express their view on the Company's executive compensation through their votes for or against the following proposed resolution:

“RESOLVED, that the shareholders of VOXX International Corporation approve, on an advisory basis, the compensation of the company’s Named Executive Officers, set forth in the Compensation Discussion and Analysis, compensation tables and related disclosures contained in the company’s 2020 Proxy Statement.”

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee believes that the executive compensation for Fiscal 2020 is reasonable and appropriate, is justified by the performance of the Company, and is the result of a carefully considered approach.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the Compensation Discussion and Analysis herein beginning on page 24:

•	The Company's compensation structure is aligned with that of its peers by relevant industry measures.
•

The Compensation Committee has designed the compensation packages for the Company's executive officers to depend on the achievement of objective performance goals that the Committee believes drive long-term shareholder value.

•	As disclosed under the Compensation Discussion and Analysis commencing on page 24, the Company's pay practices do not encourage management to take excessive risk.
•	The Company recognizes the need to fairly compensate and retain its senior management team.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors, or the Compensation Committee. However, we value our shareholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the Board has selected Grant Thornton LLP as the Company’s independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending February 28, 2021, and has further directed that management submit the selection of Grant Thornton LLP for ratification by our shareholders. Grant Thornton LLP has audited the Company’s financial statements since Fiscal 2003. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

The Company has been informed by Grant Thornton LLP that, to the best of its knowledge, neither the firm, nor any member or associate thereof, has any direct financial interest, or any material indirect financial interest, in the Company or its affiliates.

Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Principal Accounting Fees and Services

For the fiscal years ended February 29, 2020 and February 28, 2019, the Company was billed the following fees by Grant Thornton LLP (and its affiliates) for services rendered during the fiscal year or for the audit in respect of that fiscal year:

Fee Type	2/29/2020	2/28/2019
	(In thousands)
Audit Fees (1)	$2,272	$2,149
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$118	$123
All Other Fees (4)	$—	$—
Total	$2,390	$2,272

(1)

Audit Fees comprise of fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. It also includes fees for statutory audits of our international subsidiaries for the respective fiscal years.

(2)	Audit-Related Fees comprise of fees for services that reasonably relate to the performance of the audit or review of the Company’s financial statements, including the support of business acquisitions.
(3)	Tax Fees comprise of fees for tax compliance, tax planning and tax consulting.
(4)	All Other Fees comprise of fees for all other services not included within the specific categories listed above.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence. In 2003, the Audit Committee adopted a policy concerning approval of audit and non-audit services to be provided by Grant Thornton LLP. The policy requires that all services Grant Thornton LLP may provide to the Company (including audit services and permitted audit-related and non-audit services) be pre-approved by the Audit Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which such services are required to be subsequently reported to, and approved by, the Audit Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of Grant Thornton LLP, provided such engagement will amount to fees of less than $50,000 and such engagement is subsequently reported to the Chairman of the Committee and reported to, and ratified by, the Committee.

All of the services for Audit, Audit-Related Fees, Tax Fees and all other fees referenced above were approved by the Audit Committee pursuant to Rule 2-01i(c)(7)(i)(C) of Regulation S-X under the Securities Act of 1933, as amended.

The Audit Committee considered the impact of any non-audit services provided to the Company by Grant Thornton LLP in Fiscal 2020 on the independence of Grant Thornton LLP from the Company in evaluating whether to appoint Grant Thornton LLP to perform the audit of the Company's financial statements and internal controls for the fiscal year ending February 28, 2021.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2021

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee is responsible for the oversight of all aspects of the Company’s accounting and financial reporting processes, internal controls and audit functions. Management has primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the Company’s financial statements with management.

Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits, in accordance with generally accepted auditing standards, of the Company’s financial statements and management’s assessment and effectiveness of internal controls. Grant Thornton LLP also has the responsibility of expressing an opinion on the financial statements of the Company.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 (the “2020 Annual Report on Form 10-K”):

•

the Audit Committee discussed with Grant Thornton, LLP, with and without management present, the integrity of the Company’s accounting policies, internal controls, financial statements and the quality of the Company’s financial reporting practices;

•	the Audit Committee reviewed and discussed the audited financials included in the 2020 Annual Report on Form 10-K with the Company’s management and Grant Thornton LLP;
•

the Audit Committee discussed with Grant Thornton, LLP the matters required to be discussed by Statement of Accounting Standards (SAS) 61 (as updated by SAS 114 The Auditor’s Communication with Those Charged with Governance); and

•

the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP and satisfied itself as to Grant Thornton LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the February 29, 2020 audited financial statements and assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee:

John Adamovich, Jr., Chairman

Peter A. Lesser

Denise Waund Gibson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Affiliate Transaction Committee of the Board of Directors reviews all related party transactions involving aggregate consideration of more than $1 million between the Company and any of the Company’s controlling shareholders or members of the Board or officers or affiliates. All facts and circumstances surrounding each related party transaction may be considered. If the Affiliate Transaction Committee determines that any such related party transaction creates a conflict of interest or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the Committee prior to the Company entering into such transaction, or ratified thereafter. Transactions or relationships previously approved by the Committee or in existence prior to the formation of the Committee do not require approval or ratification.

Michael Lavelle, the son of Patrick M. Lavelle, has served as Vice President of Expeditor Sales since April 1, 2019. From March 2017 to March 2019, he served as Assistant Vice President of Expeditor Sales. He has been with the Company since 2003, and previously was an Expeditor Group Manager. Michael Lavelle’s annual aggregate compensation was $191,577 for the fiscal year ended February 29, 2020.

Thomas P. Jacobs II, the son of Paul Jacobs, has served as Regional Vice President of Klipsch Group, Inc. since March 2011. Thomas P. Jacobs II’s aggregate annual compensation was $283,098 for the fiscal year ended February 29, 2020.

Jeremy Stoehr, the son of Charles M. Stoehr, serves as Vice President of Web Services and has been with the Company since 2003. Jeremy Stoehr’s aggregate annual compensation was $140,438 for the fiscal year ended February 29, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the shareholders below is c/o VOXX International Corporation, 2351 J Lawson Blvd., Orlando, Florida 32824. Except as otherwise provided, the table below relates to shares of the Company’s Class A and Class B Common Stock. The content of the table is based upon information supplied by the Company’s Named Executive Officers, directors, and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of June 22, 2020.

	Class A Common Stock			Class B Common Stock
Name and Address (1)	# of Shares		% of Class	# of Shares		% of Class
John J. Shalam	1,926,552	(2)	8.89%	2,144,152	(2)	94.83%
Patrick M. Lavelle	327,650		1.51%	—		—%
Denise Waund Gibson	32,100		*	—		—%
T. Paul Jacobs	23,500		*	—		—%
Ari Shalam	19,067	(3)	*	38,934		1.72%
Loriann Shelton	14,674		*	—		—%
Charles M. Stoehr	13,673		*	—		—%
John Adamovich, Jr.	11,000		*	—		—%
Peter A. Lesser	15,000		*	—		—%
Oscar Bernardo	—		*	—		—%
All directors and officers as a group (15 persons)	2,391,685		11.04%	2,183,086		96.55%

*	Less than one (1%) percent.
(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.
(2)	Excludes 2,202 shares of Class A Common Stock and 116,802 shares of Class B Common Stock (which are entitled to 10 votes per share), held by Mr. Shalam’s three sons, including Mr. Ari Shalam.
(3)	The number of shares stated as “beneficially owned” excludes 10 shares of Class A Common Stock held for the benefit of Mr. Ari Shalam's son.

Security Ownership of More than Five Percent

The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent (5%) of the Company’s Class A Common Stock. The information contained in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

Name and Address of Other 5% Holders of Class A Common Stock	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Beat M. Kahli(1)
3680 Avalon Park Blvd., Suite 300	3,850,000	17.74%
Orlando, FL 32828
Kahn Brothers LLC (2)
555 Madison Avenue, 22nd Floor	3,846,215	16.05%
New York, NY 10022
Dimensional Fund Advisors LP (3)
Palisades West, Building One	1,743,572	7.95%
6300 Bee Cave Road
Austin, TX 78746
BML Investment Partners, LP (4)
156 S. First Street	1,500,000	6.90%
Zionsville, IN 46077

(1)	Information reported is derived from a Schedule 13D filed of Beat M. Kahli dated and filed with the SEC on May 14, 2020.

(2)  Information reported is derived from a Schedule 13G of Kahn Brothers LLC dated and filed with the SEC on January 30, 2020.

(3)	Information reported is derived from a Schedule 13G/A of Dimensional Fund Advisors LP dated and filed with the SEC on February 12, 2020.
(4)	Information reported is derived from a Schedule 13G of BML Investment Partners, LP dated February 10, 2020 and filed with the SEC on February 11, 2020.

EXECUTIVE OFFICERS OF THE COMPANY

The following is a list of our executive officers as of February 29, 2020:

Name	Age	Date First Elected Officer	Title
Patrick M. Lavelle	68	1980	President and Chief Executive Officer
Charles M. Stoehr	74	1978	Senior Vice President and Chief Financial Officer
Loriann Shelton	63	1994	Senior Vice President and Chief Operating Officer
Ian Geise	48	2016	President, VOXX Accessories Corp.
T. Paul Jacobs	62	2011	President and Chief Executive Officer, Klipsch Group, Inc.
Thomas C. Malone	65	1986	President, VOXX Advanced Solutions LLC
Edward D. Mas	59	2018	President and Chief Executive Officer, VOXX Automotive Corp.
C. David Geise	69	2007	Chief Executive Officer, VOXX Accessories Corp.
Oscar Bernardo	59	2015	Chief Operating Officer, Klipsch Group, Inc.
Richard A. Maddia	61	1991	Vice President, Management Information Systems
Janine Russo	58	2018	Corporate Secretary

Mr. Patrick M. Lavelle was elected President and Chief Executive Officer of the Company in May 2005. From 1991 to 2005, Mr. Lavelle served as Senior Vice President of the Company. From 1980 to 1991, Mr. Lavelle held the position of Vice President. In 1993, Mr. Lavelle was elected to the Board of Directors and serves as a Director of most of the Company’s operating subsidiaries.

Mr. Charles M. Stoehr has been the Chief Financial Officer of the Company since 1978. In 1990, he was elected Senior Vice President of the Company. Mr. Stoehr was elected to the Board of Directors in 1987 and serves as a Director of most of the Company’s operating subsidiaries.

Ms. Loriann Shelton was appointed Chief Operating Officer in January 2016. She had previously held the position of Chief Accounting Officer since 2012 and Senior Vice President since 2006. During these periods, Ms. Shelton also served as the Chief Financial Officer of each of VOXX Electronics Corp. and VOXX Accessories Corp. (both subsidiaries of Voxx). From 1994-2006, Ms. Shelton was Vice President of Finance and Controller for VOXX Electronics Corp.

Mr. Ian Geise, son of Mr. David Geise, has been with VOXX Accessories Corp. since 2008 and has served as President since 2016. Prior thereto he served as Senior Vice President of Marketing and Product Management, and prior to that, as Vice President of Marketing. Before joining VOXX Accessories, Mr. Geise worked for Sirius Satellite Radio and Direct TV.

Mr. T. Paul Jacobs was elected President and CEO of Klipsch Group, Inc. (“KGI”) in July 2011. Prior thereto he served as the President of both Klipsch Audio Technologies and Jamo International and as Executive Vice President, Chief Operating Officer and Vice President of Worldwide Sales for KGI. Mr. Jacobs also serves on the Audio Board of the Consumer Electronics Association.

Mr. Thomas C. Malone was appointed President of VOXX Advanced Solutions LLC (a subsidiary of the Company) in February 2016. He previously held the position of Senior Vice President of Sales of the Company from 2006-2016. In 2007, Mr. Malone was appointed President of VOXX Electronics Corp. (a subsidiary of Voxx). From 1986-2006, Mr. Malone was Vice President of Sales for VOXX Electronics Corp. It is with great sadness that we report that Mr. Malone passed away on March 19, 2020.

Mr. Edward D. Mas has been with VOXX Automotive Corp. since 2010, and has served as President and Chief Executive Officer since March 1, 2018. He most recently served as Executive Vice President at VOXX Automotive Corp., and prior thereto he was employed for 11 years at Invision Automotive Systems. Before joining Invision, Mr. Mas worked for 16 years at Panasonic Automotive Systems as Head of Manufacturing.

Mr. David Geise was appointed Chief Executive Officer of VOXX Accessories Corp. in February 2016. He previously held the position of President of VOXX Accessories Corp. (a subsidiary of the Company) and Senior Vice President of the Company from 2007-2016. From 1998-2006, Mr. Geise held numerous executive positions with Thomson Consumer Electronics. From 2001-2006, Mr. Geise was Vice President and General Manager of Thomson Accessories World-Wide. In 2006, Mr. Geise also held the position of Vice President of International Business Americas. Mr. Geise retired from the Company on March 1, 2020.

Mr. Oscar Bernardo has been with Klipsch Group, Inc. (“KGI”) since 2006, prior to the Company’s acquisition of KGI in 2011, and has served as Chief Operating Officer of KGI since 2015. Prior thereto, he served as President of Global Operations for KGI since 2014, and prior to that, as Senior Vice President of Sales and Operations for KGI. Before joining KGI, Mr. Bernardo worked for Audio Products International, Fineline Circuits Limited and Campeau.

Mr. Richard A. Maddia has held the position of Vice President of Management Information Systems of the Company since 1991. From 1996-2005, he was a member of the Board of Directors. Prior to joining the Company in 1986, Mr. Maddia held positions at Upjohn Healthcare Services, Associated Merchandise Corporation and Executive Life Insurance Company.

Ms. Janine Russo has held the position of Corporate Secretary of the Company since August 2018. She has been the Operations Support Administrator since 2017. She previously held the position of Administrative Assistant to the CFO and one of the Company’s senior vice presidents since her employment began with the Company in 2001. From 2004-2017, she also held the position of Building Coordinator.

Under the Company’s By-Laws, the officers of the corporation hold office until their respective successors are chosen and qualified or until they have resigned, retired or been removed by the affirmative vote of a majority of the Board of Directors. There are no family relationships between any of the executive officers, with the exception of C. David Geise and Ian Geise noted above, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was elected.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of this Proxy Statement required by Item 402(b) of Regulation S-K. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee:

Peter A. Lesser, Chairman

Denise Waund Gibson

John Adamovich, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) describes the Company's compensation philosophy, policies and practices with respect to our Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and the other individuals named in the “Summary Compensation Table” below, all of which are collectively referred to herein as the "Named Executive Officers". This CD&A includes information regarding the Company’s overall compensation objectives and each element of compensation that it provides. The Company’s compensation policies and practices were evaluated to ensure that they do not encourage excessive risk taking. It should be noted that performance-based compensation plans require participants to take on normal business risks to grow the business and maintain and/or increase its profitability. Management’s internal review included consideration of all employees of the Company based on classification, location, and operating unit. We do not structure performance-based programs to incentivize any employee, location, or operating unit to exceed a reasonable level of business risk. Based on this assessment, the Company concluded that it has a balanced pay and performance program.

The principal elements of our executive compensation programs are base salary, annual performance-based non-equity incentives and cash bonuses, equity incentive awards in the form of Restricted Stock Units, a supplemental executive retirement plan, a deferred compensation program, supplemental executive term life insurance and disability plans, Cash Bonus Profit Sharing Plan, certain perquisites and other benefits such as a 401(k) and Profit Sharing Plan with employer matching contributions and health and welfare plans that are generally available to all of our full-time employees. The Company’s objective is for the total compensation paid to executive officers and other employees to be competitive with the compensation provided to other persons with similar levels of responsibility at companies of similar size, complexity, revenue and growth potential. The Company’s executive compensation practices recognize the caliber, level of experience and performance of management, and include meaningful incentives to maximize long term shareholder value while achieving the Company’s short-term financial objectives.

The Compensation Committee, which we will refer to in this CD&A as the “Committee”, reviews and approves compensation for the Company’s PEO, PFO, other Named Executive Officers, and its directors, subject to Board of Director approval. Periodically, the Committee reviews relevant competitive data provided by third party compensation professionals, its internal human resource department, and the observations and recommendations of the Company’s executive management. In addition, the PEO submits recommended compensation levels for other executive officers of the Company to the Committee for its review and approval. The Committee has the discretion to modify any compensation recommendations by management.

The Role of Company Executives in the Compensation Process

Although the compensation process is managed and driven by, and decisions are made by, the Committee, the recommendations of certain executive officers are considered in connection with setting the compensation of other executive officers. As described above, the PEO makes initial recommendations with respect to executive officers other than himself. Executive officers also participate in the preparation of materials requested by the Committee for use and consideration at Committee meetings. The Company bases its compensation plan on the Company’s performance. The Company conducted an internal study of the compensation plans for each of its PEO, PFO, Named Executive Officers and other senior vice presidents and vice presidents to determine whether its compensation plans created risks that would be reasonably likely to have material adverse effects on the Company. In a report submitted to the Committee, the Company concluded that the Company’s compensation plans and framework of internal controls ensure that its compensation policies and practices will not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy and Policies

The Committee has designed the Company’s compensation program to promote individual performance and to be competitive with market practices in order to attract, retain, and motivate talented individuals in the Company's industries, taking into account relative size, performance and geographic location as well as individual responsibilities and performance. The Company’s compensation program also seeks to hold its executives accountable and reward them appropriately for the success of the Company. Accordingly, the Committee strives to create an executive compensation program that is competitive as well as reflective of Company-wide strategic objectives and individual performance.

The Committee recognizes that certain elements of compensation are better suited to achieving different compensation objectives. The Committee believes that: (i) base salaries, which are based on market practices of similar companies, are designed to attract and retain our executives; (ii) bonuses are designed to motivate our executives to achieve specific corporate and personal performance goals and to share in the Company's profits; (iii) equity incentive awards are designed to align the interest of our executive officers and shareholders by motivating and rewarding executive officers when shareholder value increases and rewarding executive officers for continued future service; (iv) deferred compensation plans are designed to provide our executives with supplemental retirement benefits by permitting the deferral of additional salary and bonuses with a limited employer matching contribution; (v) supplemental executive term life insurance and disability plans are designed to provide our executives and their families with supplemental benefits in accordance with market practices; and (vi) other elements of compensation are primarily based on market practices.

The Company’s executive compensation programs are designed to achieve the following objectives:

•	Offer a total compensation package that is competitive with the compensation levels and practices of peer companies;
•	Motivate and reward executives whose performance is important to the Company’s continued growth, profitability and success;
•	Align a portion of executive compensation to the Company’s financial strategic objectives and the executive’s individual contributions toward those objectives;
•	Align the interests of the Company’s executives with the long-term interests of its shareholders;
•	Motivate executives to work together to achieve corporate goals by linking the annual cash incentives to the achievement of those corporate goals; and
•	Provide incentives that promote executive retention.

The Company’s compensation philosophy is designed to structure executive compensation so that it is dependent on the achievement of corporate objectives and long-term increases in shareholder value. The Company adopted ASC 718 (“ASC 718”) effective December 1, 2005. In determining equity compensation awards for Fiscal 2020, we generally considered the potential expense of our compensation awards under ASC 718 and the impact on earnings per share. We concluded that the award levels are in the best interests of our shareholders given competitive compensation practices among our peer companies, the awards’ potential expense, our performance and the impact of the awards on executive motivation and retention.

The Company’s philosophy for all general Company-wide benefits, such as retirement and health and welfare benefits, is to make these benefits available to employees on a non-discriminatory basis.

Principal Elements of our Executive Compensation Programs

This subsection describes the various elements of our compensation programs for our Named Executive Officers, with a discussion of the Committee’s reasons for including a particular item in the compensation program. The Company’s executive compensation program has six principal components that are discussed below.

Annual Base Salary

Annual base salary ranges are determined for each executive on a case-by-case basis based on position, the individual's level of responsibility and performance, and the unique value and historical contributions made to the Company’s success. The Committee reviews salaries each year as part of the Company’s annual performance review process, as well as upon a promotion or other change in job responsibility. The Committee reviews base salary recommendations from the PEO for executive officers other than the PEO. The Committee uses this review process in approving base salaries for our executive officers. The Committee believes that the base salaries for our executive officers are based on levels commensurate with amounts paid to executives with comparable qualifications at companies engaged in similar businesses or in the same region, and are of similar size.

2020 Executive Incentive Bonus Plan

Executive bonuses are used to motivate individuals and to reward our executives for the achievement of the Company’s financial objectives and their individual performance goals. Bonus formulas are approved by the Committee at the beginning of the fiscal year and are paid on an annual basis after the completion of the fiscal year, with the exception of the put options earned by the KGI executives described below, which is deferred in accordance with the related employment contract.

For Fiscal 2020, Mr. Shalam’s compensation did not provide for bonus so no bonus was paid. The bonus calculations for Mr. Lavelle, Mr. Stoehr and Ms. Shelton for Fiscal 2020 are set forth in their respective employment agreements, the discussion of which is set forth below under the caption “Employment Agreements”.  In accordance with these calculations, Mr. Lavell’s bonus, based on a percentage of Adjusted EBITDA, was $64,527; Mr. Stoehr’s bonus, which is also based on a percentage of Adjusted EBITDA, was $24,197; and Ms. Shelton’s bonus, which is likewise based on a percentage of Adjusted EBITDA was $48,395.

Mr. Jacobs’ bonus is determined by the achievement of performance goals (as determined by the Company’s CEO and the Committee), plus an EBITDA target for KGI (as determined by the Company’s CEO and the Committee). Mr. Jacobs is also entitled to a put option, which is determined by multiplying the cumulative after tax net profit or loss of KGI (commencing March 1, 2011 (the “Jacobs Commencement Date”)) by 1.6%, and bearing interest at the same per annum rate the Company receives from its lead bank. For Fiscal 2020, Mr. Jacobs earned a bonus of $250,000 and $129,500 for the put option.

Mr. Bernardo’s bonus was determined by the achievement of performance goals (as determined by the PEO and the Committee), plus an EBITDA target for KGI (as determined by the Company’s CEO and the Committee). Mr. Bernardo is also entitled to a put option, which is determined by multiplying the cumulative after tax net profit or loss of KGI (commencing March 1, 2011 (the “Bernardo Commencement Date”)) by 0.25%, and bearing interest at the same per annum rate the Company receives from its lead bank. For Fiscal 2020, Mr. Bernardo earned a bonus of $107,115 and $20,171 for the put option.

Non-equity incentives or bonuses for other executive officers are based upon targets considering various pre-tax profit or EBITDA thresholds and/or individual performance goals. Targets achieved may result in payments of specific dollar amounts awarded or up to 20% of the executive’s base salary. For those executives whose bonuses are based on 20% of his or her base salary, the Committee bases 50% of the executive's bonus on the achievement of corporate profitability targets during the fiscal year and 50% of the bonus on achievement of individual performance targets. The Committee believes that incentive cash bonuses should have an individual component that an executive directly contributes to and a corporate component that an executive indirectly contributes to. Individual performance objectives are determined by the executive to which the potential bonus recipient reports. At times, the Committee will approve additional discretionary cash bonus awards that the PEO recommends for certain executives based upon individual performance levels that exceed expectations or the successful completion of special strategic projects or events.

The Committee also reviews the unique circumstances involved in the recruitment of the Company’s executive officers and will approve the payment of hiring bonuses if, in the judgment of the Committee, such payments are necessary to successfully recruit certain executives.

Executive Stock Based Compensation Awards

The Company’s Stock Based Compensation Incentive Plan (the “Stock Based Incentive Plan”) encourages participants to focus on long-term Company performance and provides an opportunity for our executives and designated key employees to increase their ownership in the Company through grants of Restricted Stock Units. The Stock Based Incentive Plan provides for restricted stock grants and/or option grants to executive officers, employees and outside directors. The purpose of the Company’s Stock Based Incentive Plan is to provide additional incentive to individuals whose substantial contributions are essential to the continued growth and success of the Company’s business. Grants of Restricted Stock Units are designed to strengthen their commitment to the Company, to motivate such persons to faithfully and diligently perform their responsibilities, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. Additionally, the purpose of the Stock Based Incentive Plan is to secure, for the Company and its shareholders, the benefits of the incentive inherent in increased common stock ownership by our executives and non-employee members of the Board who drive, direct and execute the Company’s strategic objectives.

The Committee administers the Company’s Stock Based Incentive Plan for our executive officers, employees, and outside directors. Stock based compensation for our executive officers is primarily composed of restricted stock grants and is intended to focus our executives on creating long-term shareholder value. The Committee may grant stock options and stock awards to executives who are responsible for designing and implementing the Company’s long-range strategic plan. At its discretion, the Committee may also grant options and stock awards based on individual and corporate achievements. The Committee has the authority to grant options to purchase common stock, with an exercise price equal to or above the fair market value of the common stock on the date of grant. To date, the Committee has never elected to re-price outstanding options. For grants of Restricted Stock Units, shares are issued to the executive on the settlement date of the awards or settled in cash (at the sole discretion of the Company) at the closing price of the stock on the settlement date. The Committee believes that the ability to provide stock options and stock awards to the Company's executive officers responsible for its management and growth may better align their interests with the interests of our shareholders by giving them an opportunity to own the Company’s stock. The Stock Based Incentive Plan also can promote the retention of our executives through the vesting provisions of the option and stock award grants and the potential upside for stock price appreciation. For these reasons, the Committee considers equity awards as an element of compensation when it reviews our executive officer compensation programs.

The Committee has the authority to approve grants made to the PEO, PFO, other executive officers and directors and, in certain cases, recommends grants to the entire Board for its approval. The Committee determines the number of shares underlying each stock option grant or stock award based upon the executive level and years of service, the Company’s performance and an executive’s individual roles and responsibilities. As discussed above, the Company typically reviews salaries, bonuses, other benefits, and equity awards on an annual basis. This process typically begins during the fourth quarter and is completed before the fiscal year end or shortly thereafter. In addition, if an executive officer or a designated key employee is hired during the year, the Committee may make a discretionary grant at the commencement of employment.

No stock options were awarded by the Company in Fiscal 2020, however Restricted Stock Units were awarded to certain Executive Officers (see discussion under the caption “Supplemental Executive Retirement Plan”). There were no outstanding awards at the end of Fiscal 2020.

Supplemental Executive Retirement Plan

In 2014, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the 2014 Omnibus Equity Incentive Plan (the “Plan”), which was approved by the Company’s stockholders. Pursuant to the Plan, the Company may provide supplemental retirement income to the Chairman, executive officers, other employees and directors of the Company or its affiliates. Subject to certain performance criteria, service requirements and age restrictions, eligible employees may be eligible to receive restricted stock awards. Restricted Stock Unit awards vest on the later of three years from the date of grant or the grantee reaching the age of 65 years.

During the fiscal year ended February 29, 2020, the Company awarded a total of 49,516 Restricted Stock Units under the Plan to the Company’s five Named Executive Officers and directors and awarded a total of 21,837 Restricted Stock Units to four other officers under the Plan. The outstanding Restricted Stock Units for the Chairman and each Named Executive Officer are set forth in the "Outstanding Equity Awards at 2020 Fiscal Year End" table below.

Executive Deferred Compensation Plan

The Company has a non-qualified Deferred Compensation Plan for a select group of executives, including the Named Executive Officers. The Deferred Compensation Plan is intended to provide certain executives the ability to defer salary and bonuses in addition to those amounts that are permitted to be deferred under the Company’s 401(k) and Profit-Sharing Plan. The Deferred Compensation Plan provides for an employer matching contribution equal to 25% of an employee's deferrals up to $20,000 or a maximum employer matching contribution of $5,000 per year, which vests immediately. For Fiscal 2020, the Company continued its suspension of employer matching contributions to the Deferred Compensation Plan.  The Company is under no obligation to set aside any additional funds for the purpose of making payments thereunder.

The Deferred Compensation Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. All compensation deferred under the Deferred Compensation Plan is held by the Company in a “Rabbi” investment trust and invested by the participant among several mutual funds. Earnings and losses are allocated to the participant’s individual account. Company contributions are vested immediately. The Committee has the option of amending or terminating the Deferred Compensation Plan at any time. Contributions and earnings on those contributions and total account balances as of the end of the 2020 fiscal year are shown for our Named Executive Officers in the Nonqualified Deferred Compensation table on page 37 of this Proxy Statement.

Perquisites and Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurance plans, 401(k) and profit sharing plan, and Cash Bonus Profit Sharing Plan, in each case, on the same terms as all other Company employees. In addition, certain executives, including our Named Executive Officers, receive additional benefits, such as supplemental life insurance, supplemental short-term and long-term disability benefits, car allowances or mileage reimbursements, and reimbursement of business-related expenses.

Tax and Accounting Implications of the Executive Compensation Program

It is the Committee’s goal for the Company’s executive compensation programs to maximize the benefit of tax laws and accounting requirements while meeting the Company’s compensation policies and objectives. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s covered employees. Prior to 2018, if certain requirements were met, Section 162(m) exempted qualifying performance-based compensation from the $1 million limitation. However, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act (“TCJA”) eliminated the exception from the $1 million annual limit for qualified performance-based compensation and commissions, other than with respect to certain compensation “grandfathered” under the TCJA if the compensation is paid pursuant to a written binding contract which was in effect on November  2, 2017, and is not materially modified on or after that date. While the Company’s incentive plans were structured to qualify as performance-based compensation, an exemption will no longer be available for future tax years for any compensation not “grandfathered” under the TCJA.

The TCJA also broadened the definition of a "covered employee". The term "covered employee" now includes: (1) any person who served as CEO or CFO, or acted as such, at any point during the taxable year, (2) the three highest-paid officers other than the Principal Executive Officer or the Principal Financial Officer, and (3) any employee who was formerly a covered employee for any prior tax year beginning after December 31, 2016.

The Committee may in the future authorize compensation in excess of $1,000,000 to Named Executive Officers that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and its shareholders.

Employment Agreements

Each Named Executive Officer, with the exception of John J. Shalam, the Chairman of the Board, has an employment agreement with either the Company or one of its wholly owned subsidiaries which provides for severance pay and other benefits upon a termination of employment. Each Named Executive Officer’s employment agreement requires the payment of compensation to the executive when employment terminates under certain circumstances.

Patrick M. Lavelle

On July 8, 2019, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved a five-year employment contract effective March 1, 2019 with Mr. Lavelle (the “CEO Employment Agreement”).  A copy of the CEO Employment Agreement was filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed on July 12, 2019 with the SEC.  All capitalized terms set forth in this discussion of the CEO Employment Agreement are defined therein.

The CEO Employment Agreement will terminate at the end of five years unless the Company, at least six (6) months prior to the expiration of the CEO Employment Agreement, notifies Mr. Lavelle in writing of its intent to extend the term beyond the original term.  Such written notice shall set forth the proposed length of Mr. Lavelle’s continued employment, which he may accept or reject.  If he rejects it, the CEO Employment Agreement shall expire at the end of the Employment Period.

During the term of the CEO Employment Agreement, the Company will pay Mr. Lavelle an annual base salary of One Million Dollars ($1,000,000) per annum.  Pursuant to the CEO Employment Agreement, Mr. Lavelle shall also be paid an annual bonus calculated as one percent (1%) of the Company’s Adjusted EBITDA up to and including $10.0 million, and two percent (2%) of the Company’s Adjusted EBITDA in excess of $10.0 million, with such $10.0 million threshold subject to adjustment for an acquisition, divestiture, or investment by the Company in excess of $5.0 million.  In addition, Mr. Lavelle will receive stock grants to further align his interests with those of the Company’s shareholders.  On March 1, 2019, Mr. Lavelle received a stock grant (in lieu of further participation in any of the Company’s stock incentive plans) of 200,000 shares of the Company’s Class A Common Stock, a grant of 100,000 shares of the Company’s Class A Common Stock was made on March 1, 2020, and on each of March 1, 2021 and 2022, Mr. Lavelle is to receive a grant of 100,000 shares of the Company’s Class A Common Stock, all such grants with a hold requirement equal to one year’s base salary of $1.0 million subject to the terms of the CEO Employment Agreement.

Mr. Lavelle shall also receive from the Company a grant of the Company’s Class A Common Stock, or the equivalent in cash, up to a maximum value of $5.0 million based on the closing Nasdaq price exceeding $5.00/share (“Market Stock Units" or "MSUs”) during the five year term of the CEO Employment Agreement in accordance with Schedule A to the CEO Employment Agreement.  Schedule A provides in pertinent part that the MSUs will be calculated based on the price of the Company’s Class A Common Stock at various levels between $5.50/share and $15.00/share, with the number of shares received weighted more heavily towards achieving the higher stock price.

If Mr. Lavelle’s employment terminates upon expiration of the CEO Employment Agreement, in addition to all Accrued Obligations, upon execution of mutual releases, Mr. Lavelle shall be entitled to receive a lump sum payment of One Million Dollars ($1,000,000), plus all stock based compensation previously awarded shall be fully vested and distributed, and any vested MSUs shall be distributed.

If Mr. Lavelle’s employment is terminated by the Company without "Cause" or by Mr. Lavelle for "Good Reason", which is defined to include, among other things, a Change of Control, the CEO Employment Agreement with Mr. Lavelle provides for post-employment benefits including payment of Accrued Obligations and, upon execution of mutual releases, a cash payment equal to two times his base salary as of the Date of Termination, a pro rata portion of the Average Bonus calculated as set forth in the CEO Employment Agreement, an amount equal in cash to the average of the Annual Cash Bonuses awarded in the two years immediately preceding the year in which the Date of Termination occurs, all stock based compensation Mr. Lavelle would have been entitled to had his employment not been terminated will 100% vest and be distributed, and all MSUs which have not previously vested or been distributed shall become 100% vested and distributed to Mr. Lavelle.

Mr. Lavelle is subject to non-compete and non-solicitation restrictions during his employment and for 24 months following termination.  Mr. Lavelle and the Company are also subject to a mutual non-disparagement clause during the Employment Period and thereafter.

Effective March 1, 2020, in conformity with the Company’s cost savings actions in response to COVID-19, Mr. Lavelle agreed in principle to take a twenty-five percent (25%) reduction to his overall compensation which may include cash and/or stock compensation.

The above is a summary of the terms of the CEO Employment Agreement and is qualified in its entirety by reference to the CEO Employment Agreement.

Charles M. Stoehr

On July 8, 2019, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved a five-year employment contract effective March 1, 2019 with Mr. Stoehr (the “CFO Employment Agreement”).  A copy of the CFO Employment Agreement was filed as Exhibit 10.2 to the Company’s Report on Form 8-K filed on July 12, 2019 with the SEC.  All capitalized terms set forth in this discussion of the CFO Employment Agreement are defined therein.

In accordance with the CFO Employment Agreement, the Company will pay Mr. Stoehr an annual base salary of Four Hundred Thousand Dollars ($400,000).  In addition, Mr. Stoehr will be paid a bonus calculated and paid at .375% of the Company’s Adjusted EBITDA up to and including $10.0 million and .75% of the Company’s Adjusted EBITDA in excess of $10.0 million, with such $10.0 million threshold subject to adjustment for an acquisition, divestiture, or investment by the Company in excess of $5.0 million.

In the event of the termination of Mr. Stoehr’s employment by the Company, without "Cause" or by Mr. Stoehr for “Good Reason,” the executive shall be entitled to certain payments and continuation of benefits depending on the reason for termination as more specifically set forth in the CFO Employment Agreement. If his employment is terminated by the Company without "Cause" or by Mr. Stoehr for “Good Reason,” which is defined to include a Change in Control, Mr. Stoehr shall be paid all Accrued Obligations, and upon execution of a mutual release, a pro rata portion of the Average Bonus, plus an amount in cash equal to the average of the Annual Cash Bonuses awarded in the two (2) years immediately preceding the year in which the Date of Termination occurs, plus all stock based compensation shall become 100% vested and distributed, plus one year of Base Salary in twelve (12) equal monthly installments, and rights to indemnification and continuation of certain benefits.

Mr. Stoehr is subject to non-compete and non-solicitation restrictions during employment and for one year following termination and to non-disparagement during his employment and following termination.

Effective April 6, 2020, Mr. Stoehr and the Company entered into an amendment to the CFO Employment Agreement which provides for a 20% reduction in Mr. Stoehr’s Base Salary.  Such reduction will remain in place through the Company’s 2021 fiscal year or until such time as the CEO of the Company determines that it is financially prudent and in the best interest of the Company to restore the Base Salary.

The above is a summary of the terms of the CFO Employment Agreement and is qualified in its entirety by reference to the CFO Employment Agreement.

Loriann Shelton

On July 8, 2019, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved a five-year employment contract effective March 1, 2019 with Ms. Shelton (the “COO Employment Agreement”).  A copy of the COO Employment Agreement was filed as Exhibit 10.3 to the Company’s Report on Form 8-K filed on July 12, 2019 with the SEC.  All capitalized terms set forth in this discussion of the COO Employment Agreement are defined therein.

In accordance with the COO Employment Agreement, the Company will pay Ms. Shelton an annual base salary of $450,000.  In addition, Ms. Shelton will be paid a bonus calculated and paid at .375% of the Company’s Adjusted EBITDA up to the Threshold (initially $10.0 million) minus $10.0 million (but never less than Zero); plus .75% of the Company’s Adjusted EBITDA in excess of the Threshold, as adjusted by the Board of Directors for acquisitions, divestitures and investments by the Company in excess of $5.0 million, minus $10.0 million; with no minimum Adjusted EBITDA required for the annual bonus to accrue and become payable and with no maximum cap on the annual bonus payable based upon the Company’s Adjusted EBITDA.

In the event of the termination of Ms. Shelton’s employment by the Company without "Cause" or by Ms. Shelton for “Good Reason”, which includes a voluntary retirement at any time after she attains 65 years of age, Ms. Shelton shall be entitled to certain payments and continuation of benefits depending on the reason for termination as more specifically set forth in the COO Employment Agreement. Additionally, if Ms. Shelton’s employment is terminated by the Company without "Cause" or by Ms. Shelton for “Good Reason”, which is defined to include a Change in Control, Ms. Shelton shall be paid all Accrued Obligations and upon execution of a mutual release, a pro rata portion of the Average Bonus, plus an amount in cash equal to the average of the Annual Cash Bonuses awarded in the two (2) years immediately preceding the year in which the Date of Termination occurs, plus all stock based compensation shall become 100% vested and distributed, plus one year of Base Salary in twelve (12) equal monthly installments, and rights to indemnification and continuation of certain benefits.  Upon expiration of the COO Employment Agreement, upon execution of a mutual release, Ms. Shelton shall receive all Accrued Obligations plus a lump sum payment of $450,000 and all stock based compensation (including RSUs granted under the Plan) previously rewarded, shall vest and be distributed.

Ms. Shelton is subject to non-compete and non-solicitation restrictions during employment and for twelve months following termination and to non-solicitation and non-interference restrictions during her employment and for two years following termination.

Effective April 6, 2020, Ms. Shelton and the Company entered into an amendment to the COO Employment Agreement which provides for a 20% reduction in Ms. Shelton’s Base Salary.  Such reduction will remain in place through the Company’s 2021 fiscal year or until such time as the CEO of the Company determines that it is financially prudent and in the best interest of the Company to restore the Base Salary.

The above is a summary of the terms of the COO Employment Agreement and is qualified in its entirety by reference to the COO Employment Agreement.

T. Paul Jacobs

On February 3, 2011, KGI entered into an employment agreement with Mr. Jacobs, which agreement was authorized and approved by the Company’s Board of Directors in conjunction with the Company’s acquisition of KGI (the “KGI Agreement”). A copy of the KGI Agreement was filed as Exhibit 10.5 to the Company’s Report on Form 10-K filed on May 16, 2011 with the SEC. The KGI Agreement is effective until any of the parties notifies the other of his or its intention to terminate employment according to the terms outlined therein.

During the term of the KGI Agreement, KGI will pay Mr. Jacobs an annual base salary, subject to review and potential upward adjustment annually as authorized and approved by the PEO and the Committee. Effective April 6, 2020, Mr. Jacobs and KGI entered into an amendment to the KGI Agreement which provides for a 20% reduction in Mr. Jacobs' Base Salary.  Such reduction will remain in place through the Company’s 2021 fiscal year or until such time as the CEO of the Company determines that it is financially prudent and in the best interest of the Company to restore the Base Salary.

The KGI Agreement provides for KGI to pay Mr. Jacobs an annual bonus equal to a maximum of fifty percent (50%) of his base salary based on achievement of EBITDA goals (as determined by the Company's CEO) and other goals established at the beginning of each year, which are designed to promote the growth of KGI. In addition, the KGI Agreement, as amended on March 1, 2011, provides for a put option for Mr. Jacobs determined by multiplying the cumulative after tax net profit or loss of KGI by 1.6%, and bearing interest at the same per annum rate the Company receives from its lead bank. Mr. Jacobs was entitled to begin requesting cash payment of his accumulated put option balances beginning 30 months from March 1, 2011, and at no less than 60-month intervals, thereafter, at each request.

In the event of the termination of Mr. Jacobs’ employment by the Company without "Cause", by Mr. Jacobs with "Good Reason", or by virtue of Mr. Jacobs’ death or disability, he is entitled to certain payments and continuation of benefits depending on the reason for termination as more specifically set forth in the KGI Agreement. The KGI Agreement does not provide for a payment in the event of a change in control.

Mr. Jacobs is subject to confidentiality restrictions during his employment and thereafter, and to non-compete, non-solicitation and non-disparagement restrictions during his employment and for 12 months following termination.

The above is a summary of the terms of the KGI Agreement and is qualified in its entirety by reference to the KGI Agreement.

Oscar Bernardo

On August 8, 2006,  Audio Products International Corp., a wholly owned subsidiary of KGI ("API"), entered into an employment agreement with Mr. Bernardo, which was amended on July 1, 2009 and on March 1, 2011, and which agreement was assumed in conjunction with the Company’s acquisition of KGI (the “API Agreement”). The API Agreement was most recently amended effective as of April 6, 2020.  The API Agreement, as amended, will be filed with the SEC as an exhibit to the Company’s 10-Q for the quarter ended May 31, 2020.

The API Agreement is effective until either party notifies the other of his or its intention to terminate employment with API according to the terms outlined in the API Agreement.

During the term of the API Agreement, API will pay Mr. Bernardo an annual base salary, subject to review and a potential annual increase as determined by the PEO of KGI.  Effective April 6, 2020, Mr. Bernardo and API entered into an amendment to the API Agreement which provides for a 20% reduction in Mr. Bernardo’s Base Salary.  Such reduction will remain in place through the Company’s 2021 fiscal year or until such time as the CEO of the Company determines that it is financially prudent and in the best interest of the Company to restore the Base Salary.

In addition, Mr. Bernardo is eligible to earn an annual bonus of thirty percent (30%) of his base salary based on achievement of goals established prior to the start of each fiscal year.  In addition, the API Agreement, as amended on March 1, 2011, provides for a put option for Mr. Bernardo determined by multiplying cumulative after tax net profit or loss of KGI by 0.25% and bearing interest at the same per annum rate the Company receives from its lead bank. Mr. Bernardo was entitled to begin requesting cash payment of his accumulated put option balances beginning 30 months from March 1, 2011, and at no less than 60-month intervals, thereafter, at each request.

In the event of the termination of Mr. Bernardo’s employment by API without "Cause", by Mr. Bernardo with "Good Reason", or by virtue of Mr. Bernardo’s death or disability, he is entitled to certain payments and continuation of benefits depending on the reason for termination as more specifically set forth in the API Agreement. The API Agreement does not provide for a payment in the event of a change in control.

The above is a summary of the terms of the API Agreement and is qualified in its entirety by reference to the API Agreement, which will be filed with the SEC with the Company’s Form 10-Q for the quarter ended May 31, 2020.

401(k) and Profit Sharing Plan

The Company has a 401(k) plan for eligible employees. The Company matches a portion of participant contributions. From March 1, 2018 to December 31, 2018, the match amount was 40% of elective deferrals up to a maximum of 4% of eligible compensation after three months of service. Effective January 1, 2019, the company match amount was changed to 33% of elective deferrals up to a maximum of 6% of eligible compensation. Shares of the Company’s common stock are not an investment option under the 401(k) plan and the Company does not use such shares to match participant contributions. The Company contributed approximately $359,000 to the 401(k) plan during Fiscal 2020.

The Company also has a Profit Sharing Plan that allows the Company to make discretionary profit sharing contributions for the benefit of participating employees, including the Named Executive Officers, for any fiscal year in an amount determined by the Board of Directors. Whether or not the Board of Directors makes a discretionary contribution, the size of the contribution is dependent upon the performance of the Company. A participant’s share of the discretionary contribution is determined pursuant to the participant’s eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. During Fiscal 2020, the Board did not make a discretionary profit-sharing contribution to the Plan.

Cash Bonus Profit Sharing Plan

The Company has a Cash Bonus Profit Sharing Plan that allows the Company to make profit sharing contributions for the benefit of eligible employees, including Named Executive Officers, for any fiscal year in an amount not to exceed 3.5% of pre-tax profits or $2.5 million. If pre-tax profits in any given fiscal year do not exceed $3 million, there will be no contribution to the Cash Bonus Profit Sharing Plan for that fiscal year. The size of the contribution is dependent upon the performance of the Company. A participant’s share of the contribution is determined pursuant to the participant’s eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. The Company elected not to make a cash bonus profit sharing contribution for Fiscal 2020.

Measuring Company Performance for Compensation Purposes

The value of our stock awards is based upon the Company’s performance, as reflected in the price of its stock, and is believed to best reflect the longer-term performance of the Company. Bonuses and other performance-based incentives are based on revenue, operating income targets or the Company’s adjusted EBITDA established in connection with the annual budgeting process, or upon achieving certain strategic goals and are believed to best reflect the short-term performance of the Company.

Fiscal 2020 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Patrick M. Lavelle	2020	$1,000,000	$876,000	$64,527	$—	$30,141	$1,970,668
President and Chief	2019	$1,000,000	$412,500	$—	$—	$28,057	$1,440,557
Executive Officer	2018	$1,000,000	$107,524	$1,750,000	$—	$25,316	$2,882,840
Charles M. Stoehr	2020	$400,000	$20,000	$24,197	$—	$29,278	$473,475
Senior Vice President and	2019	$400,000	$100,858	$—	$—	$25,521	$526,379
Chief Financial Officer	2018	$400,000	$38,914	$272,283	$—	$25,291	$736,488
Loriann Shelton	2020	$450,000	$25,000	$48,395	$—	$23,199	$546,594
Senior Vice President and	2019	$450,000	$114,375	$50,000	$—	$21,315	$635,690
Chief Operating Officer	2018	$450,000	$49,462	$312,500	$—	$21,692	$833,654
Oscar Bernardo	2020	$316,220	$—	$127,286	$—	$36,476	$479,982
Chief Operating Officer, KGI	2019	$—	$—	$—	$—	$—	$—
	2018	$—	$—	$—	$—	$—	$—
T. Paul Jacobs	2020	$500,000	$112,500	$379,095	$—	$24,634	$1,016,229
President and	2019	$500,000	$49,269	$368,367	$—	$24,660	$942,296
Chief Executive Officer, KGI	2018	$500,000	$76,030	$57,901	$—	$16,995	$650,926
John J. Shalam (5)	2020	$450,000	$22,500	$—	$—	$41,766	$514,266
Chairman of the Board	2019	$450,000	$234,687	$—	$—	$13,046	$697,733
	2018	$450,000	$57,156	$1,114,580	$—	$12,432	$1,634,168

(1)	The Company deferred $250,000 of Mr. Lavelle’s salary in Fiscal Years 2019 and 2018 into a special deferred compensation account (the “Lavelle Account”).
(2)

This column presents the aggregate fair market value of stock awards on the date of grant. The amounts presented do not necessarily represent the actual value that will be recognized by the individuals upon issuance.

(3)	Refer to the CD&A for a further discussion of the Company's non-equity incentive plans and bonus methodology.
(4)	See the All Other Compensation Table below for additional information.
(5)	Mr. Shalam, Chairman of the Board, is not an executive officer of the Company.

Note: The columns which present “Bonus” and “Option Awards” have been omitted as there is no information to report in these columns for any fiscal year covered by the table.

All Other Compensation Table

The following table contains each component of the "All Other Compensation" column from the Fiscal 2020 Summary Compensation Table.

Name of Executive	Auto Allowance	Value of Supplemental Life Insurance Premiums (1)	Employer Contributions Relating to Employee Savings Plan	Other (2)	Total
Lavelle	$18,955	$4,828	$6,358	$—	$30,141
Stoehr	$15,468	$7,960	$5,850	$—	$29,278
Shelton	$13,608	$3,569	$6,022	$—	$23,199
Bernardo	$—	$2,711	$—	$33,765	$36,476
Jacobs	$—	$3,300	$5,850	$15,484	$24,634
Shalam	$4,035	$34,054	$3,677	$—	$41,766

(1)

This column presents payments made by the Company for insurance premiums related to a $1,000,000 life insurance policy (or such reduced amount as may be required by the insurer due to age coverage constraints) and supplemental disability coverage, which are owned by each executive. It does not include premiums for policies where the Company is the owner and beneficiary.

(2)	This column contains continuing education and/or professional subscription fees reimbursed by KGI to Mr. Jacobs and housing costs and/or professional education fees reimbursed by KGI to Mr. Bernardo.

Note: The column entitled “Employer Contributions Relating to Cash Bonus Profit Sharing Plan” has been omitted because there were no employer contributions to the Cash Bonus Profit Sharing Plan for Fiscal 2020.

Grants of Plan Based Awards During Fiscal 2020

The following table discloses the amount of non-equity incentive plan awards for Fiscal 2020:

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Number of Units (#) (2)	Closing Price on Grant Date ($) (3)
Lavelle	4/9/2019	$—	$293,477	$—	7/25/2019	10,764	$4.66
Stoehr	4/9/2019	$—	$110,054	$—	7/25/2019	4,306	$4.66
Shelton	4/9/2019	$—	$147,554	$—	7/25/2019	5,382	$4.66
Jacobs (4)	4/9/2019	$—	$366,475	$—	7/25/2019	24,220	$4.66
Bernardo (5)	4/9/2019	$—	$125,314	$—	7/25/2019	—	$4.66
Shalam	4/9/2019	$—	$—	$—	7/25/2019	4,844	$4.66

(1)	This column represents the date upon which the Compensation Committee approved the non-equity incentive plan.
(2)

This column represents the number of Restricted Stock Units (each, a "RSU") granted pursuant to the Company's 2014 Omnibus Equity Incentive Plan (the "Plan"). Each RSU grant was approved by the Compensation Committee on July 19, 2020.

(3)

This column represents the closing price of the Company's Class A Common Stock on the grant date, July 25, 2019. RSUs are granted based upon the "Fair Market Value" of the Company's Class A Common Stock on the grant date. "Fair Market Value" is defined in the Plan as the mean between the highest and lowest quoted selling price of a share of the Company's Class A Common Stock on the grant date. The Fair Market Value was $4.65 per share on the grant date.
(4)

As covered in greater detail in the discussion of Mr. Jacobs’ employment agreement commencing on pg. 32, Mr. Jacobs’ non-equity incentive award is comprised of a performance-based award (which may not be awarded in an amount greater than fifty percent (50%) of base salary) and a put option (which is not subject to a maximum dollar amount).

(5)

As covered in greater detail in the discussion of Mr. Bernardo’s employment agreement commencing on pg. 32, Mr. Bernardo’s non-equity incentive award is comprised of a performance-based award (which may not be awarded in an amount greater than thirty percent (30%,) of base salary) and a put option (which is not subject to a maximum dollar amount).

Note: Certain columns have been omitted as there is no information to report in these columns for Fiscal 2020, including the “estimated future payouts under equity incentive plan awards” column.

 Outstanding Equity Awards at 2020 Fiscal Year End

The following table sets forth outstanding restricted stock awards not yet vested as of February 29, 2020.

	Equity Incentive Plan Awards
Name	Shares That Have Not Yet Vested (#)	Market or Payout Value of Shares That Have Not Yet Vested ($)
Lavelle	214,186	$1,426,999
Stoehr	61,881	$399,183
Shelton	67,265	$416,667
Bernardo	—	$—
Jacobs	79,401	$456,088
Shalam	118,171	$804,372

Note: Information regarding Option Awards has been omitted because there were no outstanding unexercised option awards or unexercised options unexercisable at February 29, 2020.

Option Exercises and Stock Vested at 2020 Fiscal Year End

The table below provides information regarding the vesting of Restricted Stock Unit Awards during the fiscal year ended February 29, 2020.

	Stock Vested
	Number of Units Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
Lavelle	35,524	$95,560
Stoehr	12,548	$33,754
Shelton	—	$—
Jacobs	—	$—
Bernardo	—	$—
Shalam	17,672	$47,538

(1)

This column presents Restricted Stock Unit Awards granted pursuant to the Company’s 2014 Omnibus Equity Incentive Plan (the "Plan") which have vested but are not settled. When settled, these Awards may be settled in shares of the Company’s Class A Common Stock or in cash, at the Company’s sole discretion.

(2)

The value presented in this column is based upon the "Fair Market Value" of the Company's Class A Common Stock on the related Restricted Stock Unit Award grant date(s). "Fair Market Value" is defined in the Plan as the mean between the highest and lowest quoted selling price of a share of the Company's Class A Common Stock on the grant date. The value presented does not necessarily represent the value that will be recognized by the individuals upon settlement of the subject Restricted Stock Units.

Nonqualified Deferred Compensation for Fiscal 2020

The table below provides information on nonqualified deferred compensation of our Chairman and Named Executive Officers:

Name	Executive Contributions in Fiscal 2020 (1)	Registrant Contributions in Fiscal 2020 (2)	Aggregate Earnings in Fiscal 2020 (3)	Aggregate Withdrawals/Distributions in Fiscal 2020	Aggregate Balance at February 29, 2020
Lavelle	$—	$—	$—	$—	$—
Stoehr	$—	$—	$—	$—	$—
Shelton	$94,846	$—	$19,366	$(57,248)	$486,769
Bernardo	$—	$—	$—	$—	$—
Jacobs	$—	$—	$—	$—	$—
Shalam	$—	$—	$—	$—	$—

(1)

This column represents the contributions made by each individual into the Company’s deferred compensation plan. Such amounts are included in the salary or bonus column in the Summary Compensation Table. Employees of KGI did not participate in the Company’s deferred compensation plan in Fiscal 2020.

(2)	For Fiscal 2020, the Company continued its suspension of employer matching contributions.
(3)	This column represents the dollar amount of aggregate interest, dividends, stock price appreciation (or depreciation), and other similar items accrued during Fiscal 2020.

CEO Pay-Ratio Disclosure

In compliance with SEC rules, we are required to provide the relationship of the annual total compensation of the median of our employees (other than the CEO) and the annual total compensation of our CEO, Patrick M. Lavelle. The pay ratio included herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The Company has elected to identify its median employee every three years, unless a significant change in employee population or employee compensation arrangements has occurred. In 2019, the prior year’s median employee terminated employment. Therefore, as allowed by the SEC, the Company identified an alternate median employee with comparable pay as the median employee identified for fiscal year end 2018 in calculating the CEO pay ratio disclosure for fiscal year end 2020. For fiscal 2020, the median employee was identified as a Web Tech Support employee in one of our domestic locations.

In determining our “median employee” for fiscal year end 2018, we used a consistently applied compensation measure with the following methodology, material assumptions, adjustments and estimates:

•

The Company selected December 31, 2017, which was within the last three months of the fiscal year end, as the date for determining the employees to be considered in computing the pay ratio, and the twelve months ended December 31, 2017 as the measurement period.

•

We utilized the entire global population of 920 employees, including full-time, part-time, seasonal and foreign employees, without exercising the de minimis exception for any of our foreign or U.S. personnel. Local amounts were converted to U.S. dollars using the applicable rate of exchange in effect on December 31, 2017.

•

The Company chose “total taxable earnings” reported to the respective federal taxing authority for the calendar year 2017 as our consistently applied compensation measure. No cost-of-living adjustments were made. Earnings were annualized for employees who were employed on December 31, 2017 but did not work for the Company for the full year.

The “Total Annual Compensation” of the CEO and the median employee was based on the applicable instructions and interpretations used to calculate compensation to be reported in the Summary Compensation Table included within this Proxy. For fiscal 2020, the total annual compensation of the median compensated of all of our employee (other than the CEO) was $53,516, and the total annual compensation of our CEO was $1,970,668, as indicated in the Summary Compensation Table within the Compensation Discussion & Analysis above. Therefore, our median employee to CEO pay ratio was estimated to be approximately 1 to 37.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions based upon their compensation practices. Therefore, the ratio we report may not be comparable to the ratio reported by other companies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the Nasdaq Stock Market (the “Nasdaq”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 filed with the SEC and Nasdaq. To the Company’s knowledge, based solely upon a review of the copies of the forms received by the Company with respect to the fiscal year ended February 29, 2020, or written representations from Reporting Persons, the Company believes that its directors and executive officers have complied, on a timely basis, with all filing requirements applicable to them.

OTHER MATTERS

At the time of preparation of this Proxy Statement, neither the Board of Directors nor management know of any matters to be presented for action at the meeting other than as set forth in Proposals 1, 2, 3 and 4 of the Notice of Annual Meeting and this Proxy Statement. However, as to any other business which may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By order of the Board of Directors,

/s/ Janine Russo

JANINE RUSSO

Corporate Secretary

VOXX International Corporation

Hauppauge, New York

June 29, 2020

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the Internet, (2) by telephone, or (3) by mail. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

EXHIBIT A

VOXX INTERNATIONAL CORPORATION
2014 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSES AND DEFINITIONS

1.1Establishment of the Plan. Voxx International Corporation, a Delaware corporation, hereby establishes an equity-based incentive compensation plan to be known as the "Voxx International Corporation 2014 Omnibus Equity Incentive Plan" as set forth in this document. This Plan permits the grant of Restricted Stock Units based on both a Participant’s compensation as well as the Company’s performance. This Plan and the grant of Awards hereunder are expressly conditioned upon the Plan's approval by the shareholders of the Company. The Plan is adopted effective as of January 1, 2014; however, no Award may be paid, vested or earned under this Plan until the Plan has been approved by a majority of the Shares of the Company represented at the shareholder's meeting at which approval of the Plan is considered.

1.2Purposes of the Plan. The purposes of this Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of Restricted Stock Units, with the interests of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of officers, directors and employees who make significant contributions to the Company's success and to allow the Company's officers, directors and employees to share in the success of the Company.

1.3Definitions. Whenever the initial letter of the following words or phrases is capitalized in the Plan, including any Supplements, they will have the respective meanings set forth below unless otherwise defined herein:

(a)

"1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder includes such section or regulation, any valid regulation promulgated under such section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(b)

"Affiliate" means any corporation or any other entity (including, but not limited to, partnerships, limited liability companies, joint ventures and Subsidiaries) controlling, controlled by or under common control with the Company.

(c)	"Award" means, individually or collectively, a grant under this Plan of Restricted Stock Units.

(d)	"Award Agreement" means the written agreement which sets forth the terms and provisions applicable to each Award granted under this Plan.
(e)

"Award Rate" means, for purposes of making the Floor Awards pursuant to Article 5, the amount of stock awarded to a Participant either expressed as a percentage of a Participant's Total Cash Compensation or in an amount as determined by the Committee.

(f)	"Beneficiary" means the person or persons designated by a Participant to receive the benefits under this Plan, if any, which become payable as a result of the Participant's death.
(g)	"Board" means the Board of Directors of the Company serving at the time that this Plan is approved by the shareholders of the Company or thereafter.
(h)	"Cause" means:

(i)	An intentional act of fraud, embezzlement, theft or personal dishonesty;

willful misconduct, or breach of fiduciary duty involving personal profit by the Participant in the course of his employment. No act or failure to act shall be deemed to have been intentional or willful if it was due primarily to an error in judgment or negligence. An act or failure to act shall be considered intentional or willful if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interest of the Company or a Subsidiary;

(ii)	Intentional wrongful damage by the Participant to the business or property of the Company or a Subsidiary, causing material harm to the Company or a Subsidiary;
(iii)	Breach by the Participant of any confidentiality or nondisclosure agreement in effect from time to time with the Company or a Subsidiary; or
(iv)	Gross negligence or insubordination by the Participant in the performance of his duties.

(i)"Change in Control" will have the meaning assigned to such term in Article 6.2.

(j) "Code" means the Internal Revenue Code of 1986, as amended.

(k)	"Committee" means the Compensation Committee of the Board.

(l)

"Company" means, unless otherwise stated, Voxx International Corporation, organized and existing under the laws of the State of Delaware, or any successor (by merger, consolidation, purchase or otherwise) to such corporation which assumes the obligations of such corporation under the Plan.

(m)"Director" means any individual who is a member of the Board.

(n)

"Disability" means a disability as determined under a long-term disability insurance policy sponsored by the Company or a Subsidiary. Notwithstanding the foregoing, the term "Disability" for purposes of Article 5 will mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical and mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(o)	"Effective Date" means January 1, 2014.

(p)

"Fair Market Value" means the mean between the highest and lowest quoted selling prices of the common stock of the Company as reported on NASDAQ as of the day the applicable Award is granted to a Participant. If the Company's common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company's common stock was traded;

(q)	“Floor Award” means a stock-based Award calculated at the Award Rate.

(r)

"Grant Date" means, with respect to any Award granted under this Plan, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date.

(s)

"Participant" means an individual employed by, or providing services to the Company or its Affiliates, or a Director of the Company or its Affiliates, who has been determined by the Committee to be eligible to participate in the Plan.

(t)	"Performance Award" means a stock-based Award granted to a Participant pursuant to Article 5.

(u)

"Performance Goals" means the goals which must be attained, as determined by the Committee in its sole discretion. The Performance Goals applicable to each Award granted under the Plan will provide for a targeted level or levels of financial achievement with respect to one or more of the following business criteria: (a) return on assets; (b) earnings before interest, taxes, depreciation and amortization (EBITDA); (c) net income; (d) total shareholder return; (e) return on equity; (f) Affiliate or division operating income; (g) pre-

or after-tax income; (h) cash flow; (i) cash flow per share; (j) earnings per share (basic or fully-diluted); (k) return on invested capital; (1) economic value added (or an equivalent metric); (m) share price performance; (n) performance relative to budgeted performance. The Performance Goals may differ from Participant to Participant and from Award to Award.

(v)	"Performance Period" means the period of time during which Performance Goals must be achieved with respect to an Award, as determined by the Committee in its sole discretion.

(w)	"Period of Restriction" means the period during which the Restricted Stock Units are subject to transfer restrictions and, therefore, the Units are subject to a substantial risk of forfeiture.

(x)	"Plan" means the Voxx International Corporation 2014 Omnibus Equity Incentive Plan, as set forth in this document and as hereafter amended from time to time.

(y)"Restricted Stock Unit" means an Award granted to a Participant pursuant to

Article 5.

(z)

"Retirement" or "Retires" means a Participant's Termination of Service on or after attaining age 65 for reasons other than Cause, Good Reason as defined in Treasury Regulation section 1.409A-1(h), death or Disability.

(aa)	"Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

(bb)	"Section 16 Person" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions which involve equity securities of the Company.

(cc)

"Shares" means the Class A common shares of the Company, par value $.01 per share,  whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment of Shares as provided in Article 4, or the stock of any successor to the Company which is so designated for the purposes of the Plan.

(dd) "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. A Subsidiary includes any Subsidiary of the Company as of the Effective Date and each entity that becomes a Subsidiary of the Company after the Effective Date.

(ee)

"Termination of Service" or "Termination" means the occurrence of any act or event or any failure to act, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an employee of the Company or an Affiliate, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant's employment with the Company or an Affiliate (whether with or without Cause) and voluntary resignation or termination by the Participant of his or her employment with the Company or an Affiliate (whether with or without Good Reason as defined in Treasury Regulation section 1.409A-1(h)). A Termination of Service will also occur with respect to a Participant who is employed by an Affiliate if the Affiliate ceases to be an Affiliate of the Company and the Participant does not immediately thereafter become an employee of the Company or another Affiliate. For purposes of this Plan, transfers or changes of employment of a Participant between the Company and an Affiliate (or between Affiliates) will not be deemed a Termination of Service.  Provided, a Termination or Termination of Service shall only be deemed to have occurred when such event meets the definition of separation from service as defined under Treasury Regulation section 1.409A-1(h).

(ff)

"Total Cash Compensation" means the regular base salary or fee paid by the Company or a Subsidiary to Participant during a calendar year, inclusive of additional forms of compensation such as bonuses, other incentive payments, automobile allowances, tax gross-ups and other fringe benefits.

1.4Duration of Plan.  The Plan shall terminate in accordance with the Committee’s decision. After the Plan is terminated, no Awards may be granted; provided, however, that Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2

ADMINISTRATION

2.1The Committee. This Plan will be administered by the Committee. The decision or action of a majority of the actual number of members of the Committee will constitute the decision or action of the Committee. The Committee will consist of not less than three independent Directors. The members of the Committee will be appointed from time to time by, and will serve at the pleasure of, the Board. The Committee will be comprised solely of Directors who are (a) "nonemployee directors" under Rule 16b-3, (b) "outside directors" as described in Treasury Regulation Section 1.162-27(e)(3), and (c) independent under the director independence requirements of the NASDAQ Stock Market or, if it changes, the principal securities exchange or market on which the Shares are then traded or listed. Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award.

2.2Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of this Plan, the Committee will have full power and discretion to: (a) select Participants who will participate in the Plan; (b) determine the sizes, types, and frequency of Awards; (c) determine the terms and conditions of Awards in a manner consistent with this Plan; (d) construe and interpret this Plan, all Award Agreements and any other agreements or instruments entered into under this Plan; (e) establish, amend or waive rules and regulations for the Plan's administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in this Plan; provided however, the Committee may only accelerate the vesting of an Award in connection with a Participant's death, Disability, Retirement, in connection with a Change in Control, or a reason approved by the Board.   Further, the Committee will make all other determinations which may be necessary or advisable for the administration of this Plan. All determinations and decisions made by the Committee, the Board and any delegate of the Committee will be final, conclusive and binding on all persons, including the Company and Participants. No such determinations will be subject to de novo review if challenged in court.

2.3Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to grants to Section 16 Persons, or (b) in any way which would jeopardize this Plan's qualification under Code Section 162(m) or (c) adversely impact Awards under Rule 16b-3.

2.4Notice to Committee. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Compensation Committee, Voxx International Board of Directors, at 150 Marcus Boulevard, Hauppauge, New York 11788.

2.5Considerations in Establishing Performance Goals.  In connection with the determination of Performance Awards, and determining appropriate Performance Goals and the relative weight accorded each Performance Goal, the Committee must:

(a)	Balance risk and financial results in a manner that does not encourage Participants to expose the Company and its Subsidiaries to imprudent risks;
(b)

Make such determination in a manner designed to ensure that Participant's overall compensation is balanced and that the Awards are consistent with the policies and procedures of the Company and its Subsidiaries regarding such compensation arrangements; and

(c)

Monitor the success of the Performance Goals and weighting established in prior years, alone and in combination with other incentive compensation awarded to the same Participants, and make appropriate adjustments in future calendar years as needed so that payments appropriately incentivize Participants and appropriately reflect risk.

2.6Communication of Award Opportunity Level and Awards. Not later than 90 days following the beginning of each Performance Period, as applicable, the Performance Goals (and their respective weightings) and any other requirements, criteria, attributes, terms and conditions for Awards for such Performance Period shall be communicated in writing by the Committee to the Participants eligible for such Awards in an Award Agreement.

2.7Code Section 162(m) Performance Requirements. Notwithstanding any other provision of the Plan to the contrary, for purposes of qualifying Awards to Participants as "performance-based compensation" under Code Section 162(m), the Committee will establish the specific targets under the Performance Goals applicable to the Awards. Such targets under the Performance Goals will be set by the Committee on or before the latest date permissible to enable the Awards, to qualify as "performance-based compensation" under Code Section 162(m). In granting Awards intended to qualify under Code Section 162(m), the Committee will follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Awards under Code Section 162(m), including but not limited to, certifying that the Performance Goals and other material terms were in fact satisfied.

ARTICLE 3

ELIGIBILITY

3.1Eligibility. Except as herein provided, the individuals who are eligible to participate in this Plan and be granted Awards are those individuals who are Participants. The Committee may, from time to time and in its sole discretion, select Participants to be granted Awards and will determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the Participant to the Company or its Affiliates, the value of the Participant’s services (past, present and future) to the Company or its Affiliates and such other factors deemed relevant by the Committee in its sole discretion. One will become a Participant in this Plan as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.

3.2No Contract of Employment. Neither this Plan nor any Award Agreement executed hereunder will constitute a contract of employment between a Participant and the Company or an Affiliate, and participation in this Plan will not give a Participant the right to be rehired by or retained in the employment of the Company or an Affiliate.

ARTICLE 4

SHARES SUBJECT TO THIS PLAN

4.1	Number of Shares.

(a)

Maximum Number.  Subject to adjustment as provided in Article 4.5, the maximum number of Shares cumulatively available for issuance under this Plan pursuant to the grant of an Award of Restricted Stock Units will not exceed ONE MILLION (1,000,000) Shares plus (i) Shares settled hereunder in cash; and (ii) Shares withheld pursuant to Article 7.

(b)

Limits on Awards.  In calculating the number of Shares available for issuance under this Plan, each year no more than TWO HUNDRED FIFTY THOUSAND (250,000) Shares will be available in the aggregate for grant of Awards under this Plan and no more than FIFTY THOUSAND (50,000) Shares will be available as an Award to any Participant.  Shares issued under this Plan may be (i) authorized but unissued Shares, treasury Shares, (ii) reacquired Shares (including Shares purchased in the open market), or (iii) any combination thereof, as the Committee may from time to time determine in its sole discretion.

(c)

Forfeited and Unpurchased Shares. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants.  If Shares are withheld pursuant to Article 7, only the number of shares actually issued, net of the Shares withheld, will be deemed issued for the purpose of determining the number of Shares available for Awards under this Plan.

4.2Release of Shares.  Subject to the limitations set forth in this Plan, the Committee will have full authority to determine the number of Shares available for Awards and, in its sole discretion, may include (without limitation) as available for distribution: (a) any Shares that have ceased to be subject to an Award; (b) any Shares subject to an Award that have been previously forfeited; (c) any Shares under an Award that otherwise terminates without the issuance of Shares being made to a Participant; or (d) any Shares that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation.  Any Shares that are available immediately prior to termination of the Plan, or any Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

4.3Book-Entry Securities. The Company shall have the right to maintain all Awards in book-entry form in the name of the Participant until such time as such Awards shall have been paid and the requirements of Article 5 have been met.

4.4 Dividends and Dividend Equivalents. The Committee may provide that Awards denominated in Shares earn dividends or dividend equivalents. Such dividends and dividend equivalents may be paid currently in cash or Shares or may be credited to an account established by the Committee in the Participant's name. In addition, dividends or dividend equivalents paid on outstanding Awards or issued Shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents. Notwithstanding the foregoing, dividends or dividend equivalents on unvested portions of Awards whose vesting is subject to the achievement of specified Performance Goals will be subject to the same restrictions as the underlying Shares or units to which such dividends or dividend equivalents relate.

4.5  Changes in Stock.

(a)

Substitution of Stock and Assumption of Plan.  In the event of any change in the Shares by virtue of any stock dividends, stock splits, recapitalizations or reclassifications or in the event that other stock is substituted for the Shares as the result of any merger, consolidation, share exchange, reorganization or any similar transaction which does not constitute a Change in Control of the Company, the Committee will correspondingly adjust the (i) number, kind and class of Shares which may be delivered under this Plan, (ii) number, kind, class and price of Shares subject to outstanding Awards (except for mergers or other combinations in which the Company is the surviving entity), and (iii) numerical limits of Article 4.1 , all in such manner as the Committee in its sole discretion determines to be advisable or appropriate to prevent the dilution or diminution of such Awards.  The Committee’s determination under this subsection will be final and conclusive.

(b)

Conversion of Shares.  In the event the Company is a party to a merger, consolidation, share exchange, stock or asset purchase or other reorganization (Acquisition Transaction”) that would constitute a Change in Control of the Company, the agreement under which such Acquisition Transaction is effected (“Merger Agreement”) may provide for any one or more of the following (subject to the provisions of Article 6) which shall apply on a consistent basis to all similarly situated outstanding Awards (but may be applied differently for different types of Awards or Awards having differing characteristics), in all cases without the consent of any Participant:

i.

The assumption of (or substitution of equivalent awards for) outstanding Restricted Stock Units by the surviving corporation or its parent (or for their continuation by the Company if the Company is a surviving corporation), in which case each Award shall be adjusted consistent with the consideration received for Shares under the Merger Agreement in accordance with the principles set forth in Article 4.5 (a).

ii.

The cancellation of outstanding Restricted Stock Units upon payment or delivery of the consideration under the Merger Agreement for each Share or Share equivalent under the Award (whether or not vested prior to the effective time of such Acquisition Transaction.

Shares issued in connection with the Awards that are assumed, converted or substituted under this subsection will not reduce the number of Shares reserved for issuance under Article 4.1.

ARTICLE 5

RESTRICTED STOCK UNITS

5.1Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Participant in such amounts as the Committee, in its sole discretion, determines. The Committee will have complete discretion in determining the number of Restricted Stock Units granted to each Participant.

5.2Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that specifies the following:

(a)Floor Awards – the Period of Restriction and the Award Rate and such other terms and conditions as the Committee, in its sole discretion, determines

(b)Performance Awards -   the Period of Restriction, the Award Rate, the applicable Performance Period, Performance Goals, the relative weight accorded each Performance Goal, the threshold, target and maximum Award Rates and such other terms and conditions as the Committee, in its sole discretion, determines

5.3Value of Restricted Stock Units. Each Restricted Stock Unit will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

5.4Vesting of Floor Awards.

(a)With respect to Floor Awards, the Participant will vest in the Restricted Stock Units upon the latter of (i) reaching the normal Retirement age of 65 or (ii) 3 years from the initial date of participation in the Plan,  or as determined by the Committee in connection with a reason approved by the Board in accordance with Article 2.2.

(b)If a Participant incurs a Termination of Service before the end of the calendar year, he will not vest in  any portion of his Award unless his Termination of Service was for one of the following reasons:

(i)	The Participant died.

(ii)	The Participant incurred a Disability.

(iii)	The Participant Retired after no less than 3 years from the initial date of participation in the Plan.

(iv)	A reason approved by the Board in accordance with Article 2.2.

5.5Performance Goals and Other Terms. The Committee will set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the size of the Performance Award that will be paid to the Participant. The calculation of earned Performance Awards will be made by interpolating within the interval between the threshold Award Rate and the target Award Rate and between the target Award Rate and the maximum Award Rate, and rounding to the nearest dollar.

5.6Earning of Performance Awards.

(a)                   A Performance Award will be treated as earned to the extent:

(i)The threshold, target or maximum Performance Goals are met; and

(ii)	The Participant is employed or retained on the last day of the Performance Period.

(b)In the event a Participant has a Termination of Service before the end of the Performance Period, he will not earn any portion of his Award unless he incurs a Termination of Service for one of the following reasons:

(i)The Participant died.

(ii)The Participant incurred a Disability.

(iii)The Participant Retired after no less than 3 years from the initial date of participation in the Plan.

(iv)A reason approved by the Board in accordance with Article 2.2.

(c)If at least the threshold Performance Goals are met but the Participant had a Termination of Service due to one or more of the circumstances described in Article 5.6(b)(i) – 5.6(b)(iv), he will earn a pro rata portion of the Award that he would otherwise be entitled to for the Performance Period. The Award will be calculated at the level attained based on the ratio that the number of days during the Performance Period in which he was actually employed bears to actual number of days in the Performance Period. Additionally, except in the case of Performance Goals applicable to Restricted Stock Units granted to Participants which are intended to qualify as "performance-based compensation" under Code Section 162(m) (which cannot be reduced or waived except as provided in Article 10.1), after the grant of a Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Restricted Stock Units.

5.7Vesting of Earned Performance Awards.

(a)With respect to Performance Awards, the Participant will vest in the Restricted Stock Units to the extent to which the applicable threshold, target or maximum Performance Goals have been achieved and upon the latter of (i) reaching the normal Retirement age of 65 or (ii) 3 years from the initial date of participation in the Plan.

(b)In the event a Participant has a Termination of Service before the end of the Performance Period, he will not vest in any portion of his Award unless he incurs a Termination of Service for one of the following reasons:

(i)   The Participant died.

(ii)  The Participant incurred a Disability

(iii)The Participant Retired after no less than 3 years from the initial date of participation in the Plan.

(iv)   A reason approved by the Board in accordance with Article 2.2.

(c)Notwithstanding any other provision of this Article to the contrary, in the case of

Performance Awards to Participants that the Committee intends to qualify as "performance-based compensation" under Code Section 162(m) (the vesting of which cannot be accelerated, except as provided in Article 6.1), no Performance Award will become vested unless the applicable Performance Goals have first been met; provided, further, that the Committee will not waive any restrictions with respect to such Performance Awards.

5.8Time and Form of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units will be made upon the Participant’s actual Retirement unless (a) a Participant timely defers payment of the Award pursuant to Article 10.2 or (b) another time of payment is otherwise provided in the Award Agreement. The Committee, in its sole discretion, may pay vested Restricted Stock Units in the form of cash, in Shares  or a combination thereof.

ARTICLE 6

CHANGE IN CONTROL

6.1 Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, unless and until any successor to the Company or any person or persons acquiring control of the Company agrees to be bound by the terms of this Plan and all outstanding Award Agreements, and agrees to assume and perform all the obligations of the Company hereunder, all Awards granted under this Plan that then are outstanding and that are subject to any restrictions or Performance Goals will, unless otherwise provided for in the Award Agreements applicable thereto, become immediately exercisable, vested or earned at the target earning rate and all restrictions and Performance Goals will be removed, as of the first date that the Change in Control has been deemed to have occurred, and will remain removed for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements.  The demise of John J. Shalam and the inheritance of his interest in the Company by his estate, his family members or his descendents or by a trust for the benefit of his family members or his descendants, will not be deemed a “Change in Control.”

6.2 Definition. For purposes of Article 6.1 a "Change in Control" of the Company will be deemed to have occurred if the conditions or events set forth in any one or more of the following subsections occur, provided this definition shall be applied in compliance with Treasury Regulation Section 1.409A-3(i)(5):

(a)Change in Ownership. A change in the ownership of the Company occurs on the date, subsequent to the Effective Date, that any person, or group of persons, as defined in subparagraph (b), acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50 percent of the total Fair Market Value or total voting power of the outstanding voting stock of the Company. However, if any person or group is considered to own more than 50 percent of the total Fair Market Value or total voting power of the stock, the acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the Company. An increase in the percentage of stock owned by any person or group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

For purposes of this Article, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(b)Change in the Effective Control. A change in the effective control of the Company will occur when: (i) any person or group acquires, subsequent to the Effective Date, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s), ownership of stock of the Company possessing 30 percent or more of the total voting power; or (ii) a majority of members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board prior to the date of the appointment or election. However, if any person or group is considered to effectively control the Company, the acquisition of additional control of the Company by the same person(s) is not considered to cause a change in the effective control.

(c)Change in the Ownership of a Substantial Portion of the Company's Assets. A change in the ownership of a substantial portion of the Company's assets occurs on the date that any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s), assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets immediately prior to such acquisition(s). Gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

However, there is no Change in Control under this subparagraph when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or group of persons, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii). For purposes of this subparagraph and except as otherwise provided, a person's status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

ARTICLE 7

TAX WITHHOLDING

7.1 Withholding Requirements. Prior to the delivery of any Shares to the Plan, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the statutory minimum Federal, state and local income and employment taxes required by applicable law to be withheld with respect to the payment of such Award. In no event will any amount withheld be in an amount that would require the Company to incur additional accounting charges due to income tax withholding.

7.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

ARTICLE 8

AMENDMENT, TERMINATION, AND DURATION

8.1 Amendment, Suspension, or Termination. The Board may supplement, amend, alter or discontinue this Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration or discontinuation will be made which would impair the rights of a Participant under an Award without the Participant's consent, except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate, (b) cause this Plan to comply with applicable law, or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Article, the Board, in its sole discretion at any time and from time to time, may supplement, amend, alter or discontinue this Plan without the approval of the Company's shareholders (i) to the extent such approval is not required by applicable law or the terms of a written agreement, and (ii) so long as any such amendment or alteration does not increase the maximum number of Restricted Stock Units that the Committee may award to an individual Participant under this Plan. The Committee may supplement, amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Article, and further subject to any approval or limitations the Board may impose.

8.2 Duration of This Plan and Shareholder Approval. This Plan will be effective on the Effective Date and, subject to Article 8.1 (regarding the Board's right to supplement, amend, alter or discontinue this Plan), will remain in effect until terminated by the Committee in accordance with Article 1.4.  No Award will be paid under this Plan until the Plan has been approved by the holders of at least a majority of the outstanding Shares represented at a meeting at which approval of this Plan is considered.

ARTICLE 9
LEGAL CONSTRUCTION

9.1Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.

9.2Severability. In the event any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

9.3Requirements of Law. The grant of Awards under this Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the Shares are then listed or traded.

9.4Governing Law. Except to the extent preempted by the Federal laws of the United States of America, this Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of New York without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of New York or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of New York. The Plan and all Award Agreements are intended to comply, and shall be construed by the Committee in a manner which complies, with Code Section 162(m), Code Section 409A and all other applicable laws. To the extent there is any conflict between a provision of the Plan or an Award Agreement and a provision of Code Section 162(m), Code Section 409A or any other applicable law, the application of Code Section 162(m), Code Section 409A or any other applicable law, as the case may be, shall control.

9.5Code Section 162(m) Requirements and Bifurcation of the Plan. It is the intent of the Company that the Plan and Awards satisfy and be interpreted in a manner that will satisfy any applicable requirements as "performance-based compensation." Any provision, application or interpretation of the Plan which is inconsistent with this intent to satisfy the standards in Code Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan or any Award Agreement, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan or Award specified by the Committee which are necessary to satisfy the requirements of Code Section 162(m) are only applicable to persons who are Covered Employees.

9.6Headings. The descriptive headings and sections of this Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of this Plan.

9.7Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.

9.8Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

ARTICLE 10

MISCELLANEOUS

10.1Clawback of Awards. In the event the Company is required to prepare an accounting restatement due to the Company's material noncompliance with any financial reporting requirement under securities laws, and the Company paid an Award to a Participant which was based on the erroneous data within three years preceding the date of the accounting restatement, then the Participant is required to repay the Company the excess amount of which would not have been paid to the Participant under the accounting restatement.

10.2Deferral of Certain Awards. To the extent permitted in an Award Agreement, a Participant may defer his receipt of vested Shares of Restricted Stock Units in accordance with any Deferred Compensation Plan to be adopted by the Company, provided he timely files a deferral election under the Deferral Plan and otherwise complies with the requirements of the Deferral Plan and Code Section 409A.

10.3No Effect on Employment or Service. Neither this Plan nor the grant of any Awards or the execution of any Award Agreement will confer upon any Participant any right to continued employment by the Company or an Affiliate, retention on or nomination to the Board or will interfere with or limit in any way the right of the Company or an Affiliate to terminate any employee's employment or service at any time, with or without Cause, or removal from the Board. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the employee and the Company or an Affiliate, as the case may be. If there is any conflict between the provisions of this Plan and an employment or severance agreement between a Participant and the Company or an Affiliate, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.

10.4Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board and the Committee will not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of an Award, and such holder will have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with the receipt, exercise or distribution of an Award. In addition, the Company, an Affiliate, the Board, the Committee and any attorneys, accountants, advisors or agents for any of the foregoing will not provide any advice, counsel or recommendation to any Participant with respect to, without limitation, any Award or any tax consequences relating to an Award.

10.5Participation. No employee will have the right to be selected to receive an Award under this Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.

10.6Liability and Indemnification. No member of the Board, the Committee or any officer or employee of the Company or any Affiliate will be personally liable for any action, failure to act, decision or determination made in good faith in connection with this Plan. By participating in this Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under this Plan and the deferral, payment and exercise thereof and further agrees that receipt of Shares or cash payment is conditioned upon prior execution of a release by the Participants. Each person who is or was a member of the Committee, or of the Board, or was an officer or employee, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company's prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.7Successors. All obligations of the Company under this Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company will not, and will not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of this Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its successor hereunder.

10.8Beneficiary Designations. Any Participant may designate, on such forms as may be provided by the Committee for such purpose, a Beneficiary to whom any vested but unpaid

Award will be paid in the event of the Participant's death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death will be paid to the Participant's spouse, if any, and then to the Participant's estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the spouse (if any) and if not by the administrator or executor of the Participant's estate.

10.9Nontransferability of Awards. No Award under this Plan can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award under this Plan will be subject to execution, attachment or similar process. Any attempted or purported transfer of an Award in contravention of this Plan or an Award Agreement will be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant will be exercisable during his lifetime only by the Participant.

10.10No Rights as Shareholder. No Participant (or any Beneficiary) will have any of the rights or privileges of a shareholder of the Company unless and until certificates representing such Shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).

10.11Share Reserve. The shares subject to the Plan come from the “Share Reserve” as approved by the shareholders in the 2012 Equity Incentive Plan of VOXX International Corporation.

10.12Funding. Benefits payable under this Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued Shares, treasury Shares, Shares acquired by the Company on the open market, or a combination thereof.  Neither the Company nor any of its Affiliates will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

VOTE BY INTERNET – Before the Meeting – Go to www.proxyvote.com
VOXX INTERNATIONAL CORPORATION 2351 J LAWSON BLVD. ORLANDO, FL 32824 ATTN: JANINE RUSSO

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 16, 2020 for shares held directly and by 11:59 p.m. Eastern Time on August 12, 2020 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/VOXX2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 16, 2020 for shares held directly and by 11:59 p.m. Eastern Time on August 12, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXX INTERNATIONAL CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Vote on Directors
1.	ELECTION OF DIRECTORS. To elect our board of seven directors	☐	☐	☐

Nominees:

Class A Shareholders vote:

01) Peter A. Lesser

02) Denise Waund Gibson

03) John Adamovich, Jr.

04) John J. Shalam

05) Patrick M. Lavelle

06) Charles M. Stoehr

07) Ari M. Shalam

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:		For	Against	Abstain

2.	Amendments to the Company’s 2014 Omnibus Equity Incentive Plan	☐	☐	☐
3.	Approval, by a non-binding advisory vote, of the compensation paid by the Company its Named Executive Officers	☐	☐	☐
4.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

VOXX INTERNATIONAL CORPORATION

2351 J Lawson Blvd.

Orlando, FL 32824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 17, 2020

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held August 17, 2020, at 10:00 a.m., via a live webcast at www.virtualshareholdermeeting.com/VOXX2020, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on the reverse side

VOTE BY INTERNET – Before the Meeting – Go to www.proxyvote.com
VOXX INTERNATIONAL CORPORATION 2351 J LAWSON BLVD. ORLANDO, FL 32824 ATTN: JANINE RUSSO

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 16, 2020 for shares held directly and by 11:59 p.m. Eastern Time on August 12, 2020 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/VOXX2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 16, 2020 for shares held directly and by 11:59 p.m. Eastern Time on August 12, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXX INTERNATIONAL CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Vote on Directors
1.	ELECTION OF DIRECTORS. To elect to our board four directors	☐	☐	☐

Nominees:

Class B Shareholders vote:

01) John J. Shalam

02) Patrick M. Lavelle

03) Charles M. Stoehr

04) Ari M. Shalam

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:		For	Against	Abstain

2.	Amendments to the Company’s 2014 Omnibus Equity Incentive Plan	☐	☐	☐
3.	Approval, by a non-binding advisory vote, of the compensation paid by the Company its Named Executive Officers	☐	☐	☐
4.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

VOXX INTERNATIONAL CORPORATION

2351 J Lawson Blvd

Orlando, FL 32824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 17, 2020

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held August 17, 2020, at 10:00 a.m., via a live webcast at www.virtualshareholdermeeting.com/VOXX2020, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on the reverse side